STANDARD
                               OFFICE SPACE LEASE




Name  of  Office  Building               Woodcliff  IV  Office  Building



Location  of  Office  Building:          375 Woodcliff Drive, Fairport, New York



Landlord:                                375  Woodcliff  Drive  Company,  LLC



Tenant:                                  Logisoft  Corp.

                                       TABLE OF CONTENTS

ARTICLE  1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE  2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Term  of  Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE  3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Rent,  Taxes  and  Lease  Year  . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE  4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Construction,  Financing  and  Alterations . . . . . . . . . . . . . . .  6

ARTICLE  5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Use  of  Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE  6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Operating  Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE  7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Energy  Costs  and  Water . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE  8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Repairs  and  Compliance . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE  9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE  10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE  11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Fire  and  Other  Casualties . . . . . . . . . . . . . . . . . . . . . . 11

ARIICLE  12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Eminent  Domain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE  13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Bankruptcy  and  Default  Provisions . . . . . . . . . . . . . . . . . . 12

ARTICLE  14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     Mechanic's  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICI.E  15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Mortgages, Assignments, Subleases and Transfers of Tenant's Interest . . 14

ARTICLE  16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Subordination  of  Lease . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE  17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Entry  to  Premises . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE  18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Notices  and  Certificates . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE  19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Covenant  of  Quiet  Enjoyment . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE  20 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE  21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Certain  Rights  Reserved  to  Landlord . . . . . . . . . . . . . . . .  18

ARTICLE  22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Miscellaneous  Provisions . . . . . . . . . . . . . . . . . . . . . . .  18

                                    STANDARD
                               OFFICE SPACE LEASE


This  Lease  made  this  8th day of March, 2000, is by and between the following
                         ---        -----
parties:


Landlord:     375  WOODCLIFF  Drive  Company,  LLC,  a limited liability company organized and existing under the laws of the State of New York with its mailing address for notices and a principal office at:

                       c/o  The  Widewaters  Group,  Inc.
                       5786  Widewaters  Parkway
                       P.O.  Box  3
                       DeWitt,  New  York  13214-0003
                       Attention:  Lease  Administration

              hereinafter  referred  to  as  the  "Landlord",  and



Tenant: Logisoft Corp., a corporation organized and existing under the laws of the State of New York with a Fed. Tax ID number of
                                      ---------
              16-1462161 and its principal  office  or  residence  at:
              ----------


                       6605  Pittsford-Palmyra  Road
                       Pittsford,  New  York  14450
                       Attn.:  Robert Lamy
                             -----------------------

              hereinafter  referred  to  as  the  "Tenant".



Landlord  has  appointed  The  Widewaters  Group,  Inc.  the Managing Agent, and
Landlord has granted to line Widewaters Group, Inc. the authority to remit, operate and manage the Building on behalf of and in the name of Landlord.

                                   WITNESSETH:

                                    ARTICLE I

                                    Premises


1.01  -  Premises

     Landlord hereby leases to Tenant and Tenant hereby leases and hires from Landlord those certain premises in the Woodcliff IV Office Building (hereinafter called the ''Building'') which is located in the town of Pittsford, County of Monroe, and State of New York, which premises are located on the first (1st) floor(s) of the Building and are outlined on the floor plan(s) attached hereto and made a part hereof as Exhibit "A" (said premises being hereinafter called the "Premises"), together with the right to use, in common with others, the Building Common Areas and Outside Common Areas as hereinafter defined. For purposes of this Section 1.01, the sum of the square feet in the Premises and Tenant's share of Building Common Areas (as defined in Section 1.02 hereof) shall be 8,499 leaseable square feet. The Premises shall include the area bounded by: the center line of any walls common to adjacent tenants, the Building Common Area side of any wall adjoining Building Common Areas (but not the surface thereof), the line established by the exterior face of the exterior walls of the Building, the concrete floor surface and the lower surface of the next higher floor (or roof). Landlord reserves unto itself, its successors and assigns, the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises. No right to use any part of the exterior of the Building and no easement for light or air are included in the lease of the Premises hereby made.

1.02  -  Definition  of  Building  COMMON  Areas

     "Building Common Areas" shall be defined to mean all areas, space, equipment, signs and special services provided by Landlord specifically for the Building or for line common or joint use and benefit of all the tenants in the Building, their employees, agents, customers, visitors and other invitees, including without limitation, hallways, corridors, trash rooms, mechanical and electrical rooms, storage rooms, stairways, entrances, elevators, rest rooms, lobbies, stairs, loading docks, pedestrian walks, roofs and basements, janitor's and storage closets within the Building and all other common rooms and common facilities within the Building.

1.03  -  Definition  of  Outside  Common  AREAS

     The term "Outside Common Areas" is defined to mean the land described on Exhibit "B" attached hereto and made a part hereof, or such portion thereof as is from time to time devoted to uses associated with the Building, and any adjacent, contiguous or other land which may from time to time be devoted to uses associated within the Building, together with such improvements as may from time to time be erected upon or under any of such lands, including, but not limited to, parking areas, lighting facilities, utility lines, sidewalks, covered walkways, underground walkways, driveways, plazas, courts, retaining walls, access roads, truck serviceways and landscaped areas, signs and equipment.


                                    ARTICLE  2

                                 Term  of  Lease

2.01  -  Term

     The initial term of this Lease shall be sixty-six (66) full ' calendar months following the "Term Commencement Date" (defined in and determined in accordance with the provisions of Section 2.02 below) unless earlier terminated pursuant to the provisions hereof. The last day of the month in which the term shall expire is herein referred to as the "Expiration Date".

     The word "term" shall, unless otherwise expressly provided to the contrary, be deemed to include the initial and any renewal term.

2.02  -  Term  Commencement  Date

     A.  The  initial  term  of  this  Lease shall commence on date which is the
     ---
earlier of: (i) the date the Premises are Ready For Occupancy (defined below); or (ii) the date Tenant first occupies the Premises, (the earlier of such dates is herein referred to as the "Term Commencement Date'').

     B.  The  Premises  shall  be deemed "Ready For Occupancy'' on the date that
     ---
there is delivered to Tenant a statement in writing by Landlord stating that possession of the Premises is available to Tenant and that the following conditions have been fulfilled:

          (a) That the Landlord has "Substantially Completed" all of Landlord's Work mentioned in Exhibit "C" annexed hereto. Substantially Completed shall mean that Tenant may commence the installation of its fixtures and equipment without significant interference from Landlord's workmen and that facilities shall have been installed in the Premises to insure reasonable security of said fixtures and equipment; and

          (b) That adequate facilities exist for sate and convenient access to and egress front the Premises by persons for the purposes of readying the Premises for the conduct of Tenant's business therein.

     C.  If  the  Premises  are not ready for occupancy on or before May 1, 2000
--------------------------------------------------------------------------------
for  any  reason  other  than  an  event of Force Majeure or Tenant delay, then,
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Tenant  shall  have  the option of terminating this Lease upon written notice to
--------------------------------------------------------------------------------
Landlord given within five (5) days from May 1, 2000.  If Tenant fails to timely
--------------------------------------------------------------------------------
exercise  its  option to terminate as aforesaid Tenant shall be deemed to waived
--------------------------------------------------------------------------------
its  right  to  terminate  this Lease pursuant to this paragraph, and this Lease
--------------------------------------------------------------------------------
shall continue in full force and effect through the remainder of the Lease term.
--------------------------------------------------------------------------------

2.03  -  Stipulation  of  Term

     The parties agree to execute and deliver a written Stipulation of Term of Lease in the form attached hereto as Exhibit "G" ("Stipulation"), prepared by Landlord, once the Term Commencement Date and Expiration Date have been determined. Tenant shall have a period of thirty (30) days from receipt of the completed Stipulation within which to either: (i) execute, acknowledge and deliver the same to landlord; or (ii) notify landlord in writing of any dispute Tenant may have regarding the information therein contained. If Tenant fails to duly respond within such thirty (30) day period, Tenant shall pay to Landlord, as liquidated damages, the sum of ten dollars ($10.00) per day, as Additional Rent (defined below), until the executed and acknowledged Stipulation shall have been delivered to Landlord. Nothing contained herein shall be construed to be a limitation of or in substitution of Landlord's rights and remedies under this Lease.

2.04  -  Condition  of  Premises

     Tenant's taking possession shall he conclusive evidence as against Tenant that the Premises was in good order and satisfactory conditions when Tenant took possession. At the termination of this Lease, Tenant shall return the Premises broom clean and in as good condition as when Tenant took possession, ordinary wear and loss by fire or other casualty excepted, failing which the Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof.

2.05  -  Tenant's  Trade  Fixtures  and  Personal  Property

     Upon the expiration or sooner termination of this Lease, Tenant shall remove all of its trade fixtures and other property from the Premises and shall promptly repair any damage caused to the Premises or to the Building by stick removal. If the Tenant fails to so remove any trade fixtures or other property of 'tenant prior to vacating the Premises, such fixtures and/or other property shall be deemed abandoned by 'tenant and shall become the property of Landlord or, at Landlord's option, Landlord may cause line fixtures or property to be removed at Tenant's expense.


                                    ARTICLE 3

                           Rent, Taxes  and Lease Year


3.01  -  Fixed  Monthly  Rent  and  additional  Rent

     (a) Tenant agrees to pay to Landlord at the offices of Landlord, or at such other place designated by Landlord, without any prior demand therefore and without any deduction or set-off whatsoever, and as fixed monthly rent (sometimes referred to herein as "Fixed Monthly Rent"), the sums set forth below:

       MONTH  OF  TERM              FIXED  MONTHLY  RENT  -  Total  891756
       ---------------              --------------------
       1 - 12, inclusive 135564     $11,296.59 - 5/1/00 - 12/31    - 90376
       13 - 24, inclusive 153828    $12,819.33 - 1/1/01 - 12/31    - 45188 + 102552 = 147740
       25  - 66, inclusive 602364   $14,342.06 - 1/1/02 - 12/31    - 51276 + 114736 = 166012
       (3+4+5+1/2  of  6)                        1/1/03 - 12/31    - 172104
                                                 1/1/04 - 12/31    - 172104
                                                 1/1/05 - 11/01/05 - 143420

     Fixed Monthly Rent shall he payable in advance upon the first day of each calendar month during the term hereof. The monthly installment shall be deemed to have been paid upon such first day only if actually received by such first day

     (b) All rents, charges, costs, expenses, reimbursements, fees, interest, and other payments to be made by Tenant to Landlord under this Lease, other than Fixed Monthly Rent, shall be deemed to be "Additional Rent".

     If the term or payment of rent shall commence or terminate upon a day other than the first (or in the case of termination the last) day of a calendar month, Tenant shall pay, upon the Term Commencement Date, or the date payment of rent shall commence, and on the first day of the last calendar month, a pro rata portion of the Fixed Monthly Rent for the first and last fractional calendar month, respectively, prorated on a per diem basis with respect to such fractional calendar month(s).

3.02 - Taxes

     (a) Landlord shall, in the first instance, pay during the term of this Lease, to the public officers charged with the collection thereof, all Building Taxes as hereinafter defined.

     The term "Building Taxes" shall be deemed to include (i) all real property taxes (which shall be deemed to include all property taxes and assessments, water and sewer rents, rates and charges, parking and environmental surcharges and any other governmental charges, general and special, ordinary and extraordinary), which may he levied or assessed by any lawful authority against the Building, the Building Common Areas and the Outside Common Areas, plus (ii) twelve percent (12%) of such real property taxes for overhead expenses. The amounts required to be paid by Landlord or any tenant or occupant of the Building pursuant to any Payment in Lieu of Tax Agreement entered into with a taxing authority having jurisdiction over the Building shall be considered for the purposes of this Lease to be included within the definition of Building Taxes.

     (b) During the term of this Lease, Tenant agrees to pay to Landlord as Additional Rent, Tenant's Allocable Share (computed pursuant to Section 22.10(b) hereof) of the amount by which Building Taxes payable by Landlord under Section 3.02(a) above for each lease year exceeds said Building Taxes payable during the Tax Base Year as hereinafter defined. 'line term "Tax Base Year" for purposes of this Lease shall mean the 1999-2000 school for School Taxes and the 2000
                               -----------------                        --------
calendar  for State, Town and County Taxes. At the beginning of each lease year,
-------
Landlord will submit to Tenant Landlord's estimate of the increases in Building Taxes for the following lease year. Within ten (10) days after receipt of such estimate, (and thereafter on the first day of each month without invoice) Tenant shall pay to Landlord an amount equal to one twelfth (1/12) of Tenant's Allocable Share of such estimated increase. At the end of each lease year or partial lease year, Landlord will furnish to Tenant a statement setting forth the actual Building Taxes payable during such lease year, comparing such actual Building Taxes with the Building Taxes for the Tax Base Year and also comparing Tenant's Allocable Share of the increase as estimated by Landlord and paid by Tenant with Tenant's Allocable share of the actual increase in Building Taxes for such lease year. Any underpayment by tenant shall be promptly adjusted by payment to Landlord within fifteen (15) days of the balance of any underpayment for such year, and any overpayment by Tenant shall either be applied as a credit to the next succeeding monthly installment of increases in Building Taxes, or applied to offset any then existing monetary default by Tenant under this Lease. In the event of any over payment by Tenant in the last lease year or last partial lease year, Tenant shall be entitled to receive a refund of the monies overpaid after application to any then existing monetary default, if any, by Tenant under this Lease. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Building Taxes levied or assessed against the property to which stick bill relates

     (c) Tenant shall at all times be responsible for and pay, before delinquency, all municipal, county, state or federal taxes assessed against its leasehold interest or any fixtures, furnishings, equipment, stock-in-trade or other personal Property of any kind owned, installed or used in or on the Premises.

     (d) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge and/or assessment (other than a tax on net rental income or franchise tax) upon or against the rents payable by Tenant to Landlord, or upon or against the Building, the Building Common Areas or the Outside Common Areas, either by way of substitution for or in addition to any existing tax on land or buildings or otherwise, Tenant shall be responsible for and shall pay Tenant's Allocable Share of such tax, excise, surcharge and/or assessment in the manner provided in Subsection (h) above.

     (e) Landlord may seek a reduction in the assessed valuation (for real estate tax purposes) of the Building in which the Premises is situate by administrative or legal proceeding. Tenant shall pay to Landlord Tenant's Allocable Share of Landlord's costs for said proceedings including but not limited to, special counsel, counsel's reimbursable expenses, and special appraisers if required, Tenant's Allocable Share of Landlord's costs being computed under Section 22.10(b). In the event that the assessed valuation of the Building is reduced as aforementioned or in any other manner, all future computations of Tenant's Allocable Share of Building Taxes shall be made with respect to the new assessed valuation. Upon receipt of any refund resulting from any proceeding for which Tenant has paid Tenant's Allocable Share of Landlord's costs and has paid Tenant's Allocable Share of excess Building Taxes under
Section 3.02(b) above, Landlord shall recompute the amount that would have been due from Tenant and pay to Tenant the amount by which Building Taxes originally paid by Tenant exceed such recomputed amount.

     (f) Should any alteration or improvement performed by Tenant during the term of this Lease cause an increase in assessment, Tenant shall pay to Landlord the cost of all taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to Section 3.02(b) above.

3.03 - Past  Due  Rent

     If, during the term of this Lease, Tenant shall fail to pay any installment of Fixed Monthly Rent or Additional Rent or any other charge hereunder when the same is due and payable, Tenant shall pay to Landlord, in addition to such installment of Fixed Monthly Rent or Additional Rents or any other charge, without notice or demand by Landlord and/or, a sum equal to one-tenth (1/10) of the payment due, said additional sum payable as herein required being the agreed liquidated damages for Tenant's late payment of any installment not paid when due. If

Tenant's failure to pay any such installment continues for more than thirty (30) days from the original date such installment was due, Landlord shall have the right to impose as additional liquidated damages a sum equal to one-tenth (1/10) of the amount then due. Nothing contained in this Section 3.03 shall be construed to be a limitation of or in substitution of Landlord's rights and remedies under Article 13. Any payments by Tenant to Landlord shall first be applied to satisfy any past due rent charges under this Section before being applied for any OTHER purpose. Tenant shall pay to Landlord an administrative fee of $100.00 for each and every check submitted by Tenant which is dishonored. If Landlord receives from Tenant two or more checks which have been dishonored, all checks from Tenant thereafter shall, at Landlord's option, be either certified or cashier's checks.

3.04     -  Definition  of  Lease  Year  and  Partial  Lease  Year

     The term "lease year" is defined to mean a period of twelve (12) consecutive calendar months, the first full lease year commencing on the first day of January following the Term Commencement Date, and each succeeding lease year commencing on the anniversary of the commencement of the first full lease year. Any portion of the term which is less than a lease year shall be deemed a "partial lease year" and computations requiring proration shall be pro rated on a per diem basis using a 365 day year.

     Landlord reserves the right to designate and change the beginning and ending day of the lease year, notice of which shall be given to Tenant.

3.05     -  Security  Deposit

     Tenant agrees to deposit with Landlord, upon Tenant's execution and return of this Lease, the sum of $28,684.13 ("Security Deposit")as security for the
                                          -------------------
faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. _ If Tenant completes, executes and delivers to
                                 -----------------------------------------------
Landlorda  Certification of Taxpayer Identification Number for,- Rental Security
      --------------------------------------------------------------------------
Accounts,  simultaneously  with  the  delivery of this Lease, Landlord agrees it
--------------------------------------------------------------------------------
shall deposit the Security Deposit into a Key Bank Custodial Account which shall
--------------------------------------------------------------------------------
then earn interest at the rate established by the bank. It is agreed that in the
------------------------------------------------------
event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Monthly Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited, to the extent required, for the payment of any Fixed Monthly Rent and Additional Rent or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency occurred before or after summary proceedings or other re-entry by Landlord. If Landlord uses, applies or retains any part of the security so deposited, Tenant shall promptly replenish the security deposit to its full original amount upon demand by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security (and any accrued interest)shall be returned to Tenant after the date
           ---------------------------
fixed as the end of the term of the Lease, after surrender of the Premises to Landlord in accordance with Sections 2.04 and 2.05, and within sixty (60) days of Tenant s request. In the event of a sale of the land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance attempted assignment or attempted encumbrance.

3.06  -  PLACE  FOR  PAYMENTS

     (a) Tenant shall deliver to landlord all payments of Fixed Monthly Rent, Additional Rent, and other sums at the office of Landlord shown on page 1 of this Lease or such other place as may be designated by Landlord. Checks should be made payable to The Widewaters Group, Inc.

     (b) Tenant may elect to make rental payments due under this Lease by the electronic funds transfer method. In such event, Tenant shall:

(i) open and maintain an account in a financial institution ("Tenant's financial institution") which is authorized to transmit entries to an Automated Clearing House of a member of the National Automated Clearing House Association;

(ii) execute promptly any and all agreements and authorizations and supply any and all information, necessary to provide for automatic payment of Fixed Monthly Rent, Additional Rent, and other sums by electronic funds transfer from Tenant's financial institution to a financial institution designated by Landlord; and

(iii) take all actions necessary to insure that any and all such payments will he received by Landlord's financial institution from Tenant's Financial institution by the dates due as specified in this Lease.

Tenant agrees to maintain an account containing sufficient funds at all times during the term of this Lease. In the event such account fails to contain sufficient funds necessary to pay amounts then due, such that said amounts become delinquent, the outstanding amounts shall be subject to liquidated damages as set forth in Section 3.03 of this Lease. Nothing contained in this
Section 3.06(b) shall relieve Tenant of the obligation to pay by the dates due, any and all such payments payable by Tenant under this Lease.


                                    ARTICLE 4

                     Construction, Financing and Alterations

4.01  -  -  Landlord's  Obligation

     Landlord shall, at its cost and expense (except as otherwise specified), construct the Premises for Tenant's rise and occupancy in accordance with plans and specifications prepared by Landlord or Landlord's architect, incorporating in such construction all items of work described in Exhibit ''C'', attached hereto and made a part hereof, as "Landlord's Work". Any work in addition to any of the items specifically enumerated in Exhibit "C" shall be performed by Tenant at its own cost and expense, or if Landlord installs or constructs any of such additional work in the Premises at Tenant's request it shall be paid for by Tenant within fifteen (15) days after receipt of a bill therefore.

4.02  -  Financing

     If Landlord can obtain mortgage financing or refinancing only upon the basis of modifications of the terms and provisions of this Lease, Landlord shall have the right to cancel this Lease if Tenant refuses to approve in writing any such modifications within thirty (30) days after Landlord's request therefore. The lease modifications referred to herein shall not relate to those provisions pertaining to length of the term of the Lease, amount of rent, Additional Rent, and other charges. If such right to cancel is exercised, this Lease shall thereafter be null and void, any money or prepaid rent deposited hereunder shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.

     In the event of a refinancing or a bona fide sale of the Building by Landlord, Tenant shall, immediately upon request therefore, provide to Landlord a balance sheet and a statement of income and expenses for Tenant's last fiscal year.

4.03  -  Tenant's  Obligation

     Any alterations, additions or improvements which are in addition to Landlord's Work (set forth in Exhibit "C", attached hereto and made a part hereof) which Tenant desires to make in the Premises either before or after the Term Commencement Date of this Lease shall be deemed 'Tenant's Work". Tenant's Work shall be performed by Tenant at its sole cost and expense, shall require prior written approval from Landlord, and be in full compliance with Section
4.04 and the general conditions and specifications described in Exhibit "D", attached hereto and made a part hereof. Tenant acknowledges its ability to perform such work and no delay in its performance shall cause or be denied to cause any delay or postponement of the Term Commencement Date.

     Tenant agrees to, at Tenant's expense, obtain and maintain for so bug as Tenant's Work continues, insurances of the types and in the amounts set forth in Exhibit "D" to fully protect Landlord as well as Tenant from and against any and all liability for death or personal injury or damage to property caused in or about the Premises by reason of the performance of Tenant's Work. Tenant shall furnish to Landlord certificates evidencing said coverage prior to the commencement of Tenant's Work.

4.04  -  Alterations,  Additions  and  Improvements

     Tenant shall not make any alterations, additions or improvements in or to the Premises without the prior written consent of Landlord, and then only by contractors approved by Landlord. If Landlord shall grant its consent, Tenant shall provide Landlord with certificates evidencing the insurance coverages and limits required by Exhibit "D" prior to the commencement of any such work. Tenant shall not make nor permit any defacement, injury or waste in, to or about the Premises or any part of the Building. Tenant agrees that any improvements as may be installed within the Premises by Tenant pursuant to this Section 4.04 shall, at the option of Landlord, remain as part of the Premises at the expiration of the Lease or any extension or renewal thereof. Landlord, however, shall have the right to require Tenant to remove any alterations, additions or improvements so made. Tenant shall, at its expense, repair or cause to be repaired any damage to the Premises caused by such removal.

ARTICLE  5

Use  of  Premises

5.01  -  Use  of  Premises

     Tenant agrees to use the Premises for general office purposes and for no other purpose whatsoever. Tenant further agrees to comply with the rules and regulations set forth in Exhibit "E" attached hereto and made a part hereof, and with such reasonable modifications thereof and additions thereto as Landlord may hereafter from time to time make for the Building Common Areas or the Outside Common Areas. Landlord shall not be responsible for the non-observance by any other tenant of any of said rules and regulations and shall not be responsible to Tenant for any violation of the rules and regulations, or the covenants or agreements contained in any other lease, by any other tenant of the Building, or its agents or employees.


ARTICLE  6

Operating  Costs

6.01  -  Definitions

     The term "Operating Costs" shall be deemed to include (i) the costs of operating, managing, and maintaining the Building, the Building Common Areas and the Outside Common Areas, including, but without limiting the generality of the foregoing, the cost of: gardening and landscaping; parking lot repair, maintenance and line restriping; janitorial and cleaning services (which shall be deemed to include labor, materials and supplies for cleaning any office space in the Building, whether or not leased to tenants, including the Premises); insurance premiums; repairs to the Building and roof; painting and caulking; refinishing; glass repair; the maintenance and repair of lighting, utilities, sanitary control facilities, and heating, ventilating and air-conditioning systems and equipment; removal of snow, ice, trash, waste and refuse in compliance with any and all recycling laws, rules and regulations imposed by the municipality in which the Building is located and specifically excluding any hazardous or toxic wastes including but not limited to petroleum products, medical waste, etc.) which shall be disposed of by Tenant at Tenant's own cost and expense; traffic control and policing; fire and security protection; the cost, as reasonably amortized by Landlord, with annual interest at the prime rate in existence at the time of completion of the improvement, of any capital improvement made after calendar year 2000 in compliance with the requirements of any federal, state or local law or governmental regulation; the cost, as reasonably amortized by Landlord, with interest at the rate of fourteen percent (14 %) per annum, of any other capital improvement made after calendar year 2000; maintenance, replacement and rental of signs and equipment; depreciation of the capital cost of any machinery, equipment and vehicles used in connection with the operation and maintenance of the Outside Common Areas and Building Common Areas; repair and/or replacement of on-site water lines, sanitary and storm sewer lines; rental and other charges paid to third parties; personnel costs; holiday and other decorations; and related costs to implement such services, plus (ii) twelve percent (12%) of the foregoing for overhead expenses.

     Operating Costs shall not include franchise or income taxes imposed on Landlord, except to the extent hereinbefore provided, or the cost to Landlord for any work or service performed in any instance for any tenant (including Tenant) at the cost of such tenant, or the cost of improvements performed for tenants as Landlord's Work.

6.02  -  Tenant  to  Share  Increases  in  Operating  Costs

     (a) Tenant agrees to pay to Landlord, as Additional Rent, monthly (or less frequently as Landlord shall determine) within ten (10) days after receipt of Landlord's estimate therefor (and thereafter on the first day of each month without invoice) an amount equal to one twelfth (1/12) of Tenant's Allocable Share (computed pursuant to Section 22.10(a) hereof) of the estimated amount by which Operating Costs for each lease year exceed the Operating Costs for the Base Period as hereinafter defined. The "Base Period" for purposes of this Lease shall mean the_2000 calendar year. In determining the amount of Operating Costs
            ----------------------
for any lease year or partial lease year, (1) if less than 100% of the square feet leaseable in the Building shall have been occupied by tenants at any time during a lease year or partial lease year, Operating Costs shall be deemed, for purposes of this Article 6, to be increased to an amount equal to like operating costs which would normally be expected to be incurred, had such occupancy been 100% during the period, or (2) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed for the purposes of this Article to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant

     (b) Following the end of each lease year (or partial lease year), Landlord shall furnish to Tenant a comparative statement showing Tenant's Allocable Share of the Operating Costs during such year and the amounts paid by Tenant (based on Landlord's estimate of increases in Operating Costs) attributable to such year. Any underpayment by Tenant shall be promptly adjusted by payment to Landlord within fifteen (15) days of the balance of any underpayment for such year. and any overpayment by Tenant shall either be applied as a credit to the next succeeding monthly installment of increases in Operating Costs, or applied to offset any then existing monetary default by Tenant under this Lease. In the event of any over payment by Tenant in the last lease year or last partial lease year, Tenant shall be entitled to receive a refund of the monies overpaid after application to any then existing monetary default, if any, by Tenant under this Lease. Landlord and Tenant shall use commercially reasonable efforts to minimize such costs of operation, management and maintenance in a manner consistent with generally accepted office building practices.

     (c) Tenant covenants and agrees to promptly pay Landlord as Additional Rent, upon demand, the amount of any increase in costs for trash removal from the Premises or any other part of the Building that results by reason of Tenant's extraordinary trash removal requirements, including but not limited to the removal of Tenant's purged files, the disposal of boxes, and any governmental fines resulting from Tenant's non-compliance with local recycling laws, rules or regulations.


                                    ARTICLE 7

                             Energy Costs and Water

7.01  -  Definitions

     As used in this Lease, "Building Utilities" shall mean the cost of all energy of any kind and water which is consumed for the purposes of operating the Building, Building Common Areas, and Outside Common Areas, during the Normal Operating hours for the Building as set forth in Section 20.01 of this Lease, except for the cost of electric energy paid by tenants of the Building. "Tenant Electric Energy" shall mean the cost of all electric energy which is consumed by all electrically operated equipment within the Premises, including but not limited to heating, ventilating and air conditioning equipment ("IIVAC"), lighting fixtures, and electrical convenience plugs and outlets etc., during all hours of each day. "Tenant Extra Energy" shall mean the cost of all energy, other than Tenant Electric Energy, consumed in the operation of the Building, Building Common Areas and Outside Common Areas, during hours which are in addition to the Normal Operating Hours for the Building.

7.02  -  Tenant  to  Share  Increases  in  Building  Utilities

     (a) Tenant agrees to pay Landlord as Additional Rent, monthly, within ten (10) days after receipt of Landlord's estimate therefore (and thereafter on the first day of each month, without invoice) an amount equal to one-twelfth (1/12) of Tenant's Allocable Share (computed under Section 22. 10(a) hereof) of the estimated amount by which Building Utilities for each lease year exceed the Base Amount as hereinafter defined. The term "Base Amount" for purposes of this Lease shall be (i) the amount computed by applying the electrical rate in effect during the month of January 2000 to the total kilowatt hours of usage (computed
                     ------------
monthly) during the twelve (12) consecutive month period commencing with the month following the Term Commencement Date, plus (ii) twelve percent (12%) of such costs for overhead expenses. In determining the amount of Building Utilities for the purpose of this Article 7 for any lease year or partial lease year, (1) if less than 100% of the square feet leasable in the Building shall have been occupied by tenants at any time during a lease year or partial lease year, Building Utilities shall be deemed for the purposes of this Article to be increased to an amount equal to the like Building Utilities which would normally be expected to be incurred, had such occupancy been 100% during the, entire period, or (2) if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute Building Utilities) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Building Utilities shall be deemed for the purposes of this Article to be increased by an amount equal to the additional Building Utilities which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

     (b) Following the end of each lease year (or partial lease year), Landlord shall furnish to Tenant a comparative statement showing Tenant's Allocable Share of the Building Utilities during such year and the amounts paid by Tenant (based on Landlord's estimates of increases in the Building Utilities) attributable to such year. Any underpayment by Tenant shall be promptly adjusted by payment to Landlord within fifteen (15) days of the balance of any underpayment for such year, and any overpayment by Tenant shall either be applied as a credit to the next succeeding monthly installment of increases in Building Utilities, or applied to offset any then existing monetary default by Tenant under this Lease. In the event of any over payment by Tenant in the last lease year or last partial lease year, Tenant shall be entitled to receive a refund of the monies overpaid after application to any then existing monetary default, if any, by Tenant under this Lease. Landlord and Tenant shall use their commercially reasonable efforts to minimize Building Utilities.

7.03  -  Charge  for  Tenant  Electric  Energy

     Tenant agrees to pay to Landlord, as Additional Rent, an annual charge for Tenant Electric Energy equal to One Dollar ($1.00) per leaseable square foot of Premises, plus twelve percent (12%) of such costs for overhead expenses, payable in twelve (12) equal consecutive monthly installments, each payable in advance on the first day of each calendar month during the term hereof. The charge for Tenant Electric Energy as herein set forth was estimated by Landlord based upon an estimate of Tenant's metered usage and current utility rates. Following the end of each lease year (or partial lease year), Landlord shall furnish to Tenant a comparative statement showing Tenant's actual consumption of electric energy and the amounts paid by Tenant for the same under this Section 7.03 attributable to such year. Based on Tenant's actual usage, any underpayment by Tenant shall be promptly adjusted by payment to Landlord within fifteen (15) days of the balance of any underpayment for such year, and any overpayment by Tenant shall either be applied as a credit to the next succeeding monthly installment of Tenant Electric Energy, or applied to offset any then existing monetary default by Tenant under this Lease. In the event of any over payment by Tenant in the last lease year or last partial lease year, Tenant shall be entitled to receive a refund of the monies overpaid after application to any then existing monetary default, if any, by Tenant under this Lease.

7.04  -  Charge  for  Tenant  Extra  Energy

     In the event Tenant shall occupy and/or use the Premises during hours which are in addition to the Normal Operating hours for the Building, Tenant agrees to pay to Landlord, as Additional Rent, the Tenant Extra Energy consumed during such period of time, as estimated by Landlord based upon energy requirements considering Tenant's use of the Premises, and its location, size, and equipment contained therein, plus twelve percent (12%) of such costs for overhead expenses, within ten (10) days following Tenant's receipt of Landlord's invoice therefore.


                                    ARTICLE 8

                             Repairs and Compliance

8.01  -  Repairs

     Tenant shall give to Landlord prompt notice of any damage to, or defective condition in any part of or appurtenance to the Building's plumbing, electrical, heating, air-conditioning or other systems serving, located in, or passing through the Premises. Subject to the provisions of Article 11, Tenant shall, at Tenant's own expense, keep the Premises, including everything therein (except the heating and air-conditioning systems), in good order, condition and repair during the term. Landlord shall, as part of the Operating Costs set forth in
Article 6, maintain the heating and air-conditioning systems through out the Building (including the Premises) and the outside walls, outside windows, roof and foundation of the Building containing the Premises in good order and repair. Repairs made by Landlord required due to negligence or fault of Tenant, its contractors, agents or employees shall be made at Tenant's expense, plus nineteen percent (19%) administrative charge.

     Tenant, at Tenant's expense, shall comply with all laws or ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply within any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. All repairs made by Tenant shall he made using contractors approved by Landlord, which approval shall not be unreasonably withheld. If Tenant fails or neglects to comply within any laws or ordinances, rules and regulations of any governmental authority or insurance body as herein required of Tenant, then Landlord or its agents may enter the Premises and make said repairs and comply with any laws or ordinances, or the rules and regulations of any governmental authority or insurance body at the cost and expense of the Tenant, plus a nineteen percent (19%) administrative charge, and in case Tenant fails to pay therefore upon notice within five (5) days thereafter, the said cost and expenses shall be added to the next month's installment of Fixed Monthly Remit and be due and payable as such or Landlord may deduct the same from any balance remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease by reason of default on the part of Tenant.

8.02  -  Hazardous  Materials

     Tenant shall, at all times, comply with all local and federal laws, rules and regulations governing the use, handling and disposal of Hazardous Materials in the Premises including, but not limited to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. Seq. (42 U.S.C. Section 6903) and any additions, amendments, or modifications thereto. As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste including but not limited to petroleum products, which is, or becomes, regulated by any local or state government authority in which the Premises is located or the United States Government. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions reasonably necessary to comply including, but not limited to, the removal from the Premises of any Hazardous Materials and the restoration of the Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all such costs incurred by Landlord within ten (10) days of receipt of a bill therefor, plus nineteen percent (19%) administrative charge.

8.03  -  Compliance  with  ADA

     Landlord agrees that it shall be responsible for the compliance of (i) the Premises prior to the date Landlord delivers possession of the Premises to Tenant, and (ii) the Building, and Building and Outside Common Areas, and alterations thereto, in accordance with the applicable requirements of Title III of the Americans with Disabilities Act ("ADA"), and applicable Federal, State, and Local laws. Tenant agrees that it shall be responsible for the compliance of all alterations to the Premises undertaken by Tenant with the applicable requirements of the ADA, and all applicable Federal, State and Local laws. In the event Tenant shall discover a condition(s) of the Premises which is/are shown (a) to have existed prior to the date Landlord delivers possession of the Premises to Tenant, and (b) to have been in violation of the ADA as of the date Landlord delivers possession of the Premises to Tenant, Tenant shall promptly notify Landlord in writing of such violations, and upon Landlord's verification to its satisfaction of (a) and (b) of this Section 8.03, it shall promptly bring such violations into compliance with the ADA.


                                    ARTICLE 9

                                    Indemnity

9.01  -  Indemnification

     Tenant does hereby agree to indemnify Landlord, Landlord's managing agent, and such other persons as are in privity of estate with Landlord, defend and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, from or out of the occupancy or use by Tenant of the Premises, the Building Common Areas and/or Outside Common Areas or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, lessees or concessionaires. In case Landlord (and such other persons as are in privity of estate with Landlord) shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant agrees to protect and hold Landlord harmless and to pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Tenant agrees also to pay all, costs, expenses, and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.


                                   ARTICLE 10

                                    Insurance


10.01  -  Liability  Insurance

     At all times during the term of this Lease, Tenant shall, at its sole cost and expense, maintain personal injury and property damage liability insurance, naming the Landlord and its managing agent as primary additionally insured parties, against claims for personal injury, death or property damage occurring on, in or about the Premises during the term of this lease of not less than Two Million Dollars ($2,000,000.00) with respect to personal injury, death or property damage, and including contractual liability coverage. In the event that Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance fifteen (15) days prior to the Term Commencement Date and fifteen
(15) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as it may reasonably require to protect its interest, and the cost for such policies shall be paid by Tenant TO Landlord as Additional Rent upon demand, plus nineteen percent (19%) administrative charge.

10.02  -  All  Risks  and  Difference  in  Conditions  Insurance

     At all times during the term of this Lease, Landlord shall keep the Building insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by "All Risks", 'Difference in Conditions", and loss of remit coverages, and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a coinsurer.

     In any event, the amount applicable to "All Risks" shall be ninety percent (90%) of the then full replacement cost being the cost of replacing the Building, exclusive of the costs of excavations and footings below the lowest grade level). Such full replacement cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) by an appraiser, architect or other person or firm designated by Landlord.

10.03  -  Insurance  on  Common  Areas

     At all times during the term of this Lease, Landlord shall keep the Common Areas insured for personal injury and property damage liability, "All Risk" property coverage, Difference in Conditions", workers' compensation, employer's liability and any other casualty or risk insurance which Landlord or Land1ord's insurance carrier deems necessary or appropriate.

10.04  -  Increase  in  Fire  Insurance  Premium

     Tenant covenants and agrees to promptly pay to Landlord as Additional Rent, upon demand, tine amount of any increase in tine rate of insurance on the Premises or on any part of tine I3uihdimng that (but for Tenant's act(s) or Tennant's permitting certain activities to take place which result in an increase in said rate (if insurance) would otherwise have been in effect.

10  05  -  Waiver  of  Subrogation

     Each party hereto hereby waives on behalf of the insurers of such party's property, any and all claims or rights of subrogation of any such insurer against the other party hereto for loss of or damage to the property so insured other titan loss or damage resulting from the willful act of such other party, and each party hereby agrees to maintain insurance upon its property, it being understood, however, (a) that such waiver shall be ineffective as to any insurer whose policy of insurance does not authorize such waiver, (b) that it small be the obligation of each party seeking tire benefit of tine foregoing waiver to request the other party (i) to submit copies of its insurance, and (ii) in case such waiver results in an additional charge from the insurer thereunder, the additional charge for such waiver shall be paid by the party requesting the benefit of said waiver; and (c) that no party shall be liable to the other under clause (h) hereof except for willful failure to comply with any request pursuant to said clause (h).

10.06-     Tenant's  Property

     At all times during the term of this Lease, Tenant shall, at Tenant's sole cost and expense, carry "all-risk" insurance coverage for 'Tenant's trade fixtures, furnishings, equipment amid other personal property of tenant.


                                   ARTICLE II

                            Fire and Other Casualties

11.01  -  Untenantability

     If the Premises is made untenantable in whole or in part by fire or other casualty, the Fixed Monthly Rent, Additional Rent and other charges, until repairs shall be made or the Lease terminated as hereinafter provided, shall be apportioned on a per diem basis according to the part of the Premises which is usable by Tenant, if, but only if, such fire or other casualty not be caused by Tenant's fixtures or equipment or by fault or negligence of Tenant, its contractors, agents or employees. If such damage shall be so extensive that the Premises cannot be restored by Landlord within a period of nine (9) six (6) months either party small have the right to cancel this Lease by notice to the other given at any time within thirty (30) days after the date of such damage, except that if such fire or casualty be due to Tenant's fixtures or equipment or due to Tenant's fault or negligence Tenant shall have no right to cancel. If Tenant does not elect to terminate this Lease as aforesaid, then Tenant may request in writing, within thirty (30) days after the date of the fire or other casualty, that Landlord provide Tenant with temporary alternative premises ("Temporary Premises") until the restoration of the Premises is substantially complete. Landlord shall use commercially reasonable efforts to provide Tenant with Temporary Premises. Landlord shall be under no obligation to relocate any existing tenant to accommodate Tenant, or to build-out or make any improvements to the Temporary Premises. If the Landlord provides Tenant with Temporary Premises, and the parties mutually agree upon the terms of Tenant's occupancy of the Temporary Premises, including rent for the Temporary Premises, and such other terms and conditions upon which Landlord and Tenant shall mutually agree, then the parties shall execute a written agreement prepared by Landlord's counsel that confirms the understanding of Landlord and Tenant. Upon the date that Tenant occupies the Temporary Premises, the term of this Lease and all obligations hereunder shall toll until restoration of the Premises is substantially compete.

          If a portion of the Building other than the Premises shall be damaged that in the opinion of Landlord the Building should be restored in such a way as to alter the Premises materially, Landlord or Tenant may cancel this Lease by notice to the other party given at any time within thirty (30) days after the date of such damage, except that if such fire or casualty be due to Tenant's fixtures or equipment or due to Tenant's fault or negligence Tenant shall have no right to cancel. In the event of giving effective notice pursuant to this Section, this Lease and the term and the estate hereby granted shall expire on the date fifteen (15) days after the giving of such notice as this Lease is not so terminated, Landlord will promptly (taking into account the time necessary to obtain required permits and approvals and the time necessary to effectuate a satisfactory settlement with Landlord's insurance company) restore the damage insured by Landlord pursuant to Section 10.02. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law and agrees that the foregoing provisions of this Section 11.01 shall govern and control in lieu thereof.

11.02  -  Loss  of  Property  and  Water  Damage

          Landlord shall not be responsible to Tenant for any loss or theft of property in or from the Premises, or for any loss or theft or damage of or to any property left with any employee of Landlord, however occurring Landlord shall not be liable for any damage caused by water, rain, snow or ice, or by breakage, stoppage or leakage of water, gas, heating, air-conditioning, sewer or other pipes or conduits, or arising from any other cause, in, upon, about or adjacent to the Premises or the Building.

                                   ARTICLE 12

                                 Eminent Domain

12.01  -  Eminent  Domain

          (a) In the event that title to the whole or any part of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title, and Landlord shall be entitled to receive the entire award, Tenant hereby assigning to Landlord Tenant's interest therein, if any.

          (b) In the event that title to a part of the Building other than the Premises shall be so condemned or taken, and if in the opinion of Landlord, the Building should be restored in such a way as to alter the Premises materially, or in the event that title to all or a material part of the Outside Common Areas shall be so condemned or taken, Landlord may terminate this Lease and the term and estate hereby granted by notifying Tenant of such termination within sixty (60) days following the date of vesting the title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, which date shall be not less than sixty (60) days following the date of vesting of title, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination, which date shall be not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the Fixed Monthly Rent, Additional Rent, and other charges hereunder shall be apportioned as such date. In such event, Tenant shall not entitled to any portion of Landlord's award hereunder, if any, nor shall Tenant have any claim against Landlord for the unexpired portion of the term.

                                   ARTICLE 13

                        Bankruptcy and Default Provisions

13.01  -  Conditional  Limitations

          (a) This Lease and the demised terms are subject to the limitation that if, at any time prior to or during the term, any one or more of the following events (herein called an "event of default") shall occur, that is to say:

               (i) If Tenant shall make an assignment for the benefit of its creditors; or

               (ii) If the leasehold estate hereby created shall be taken on execution or by other process of law; or

               (iii) If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or such petition shall be approved by the court, or the court shall assume jurisdiction of the subject matter and if such proceedings shall not be dismissed within ninety (90) days after the institution of the same, or if any such petition shall be so filed by the Tenant; or

               (iv) If in any proceedings a receiver or trustee be appointed for Tenant's property, and such receivership or trusteeship shall not be vacated or set aside within ninety (90) days after tine appointment of such receiver or trustee; or

               (v) If Tenant shall vacate or abandon the Premises and permit the same to remain unoccupied or closed for business for more than thirty
(30)  days;  or

               (vi) If Tenant shall be in default of any other lease that Tenant is a party to with Landlord or an affiliate of Landlord; or

               (vii) If Tenant shall fail to pay any installment of the Fixed Monthly Rent or any part thereof when the same shall become due and payable, and such failure shall continue for Five (5) days without notice from landlord; or

               (viii) If Tenant shall fail to pay any outer charge required to be paid by Tenant hereunder, and such failure small continue for Five (5) days after notice from Landlord; or

               (ix) If Tenant shall fail to timely deliver to Landlord any Subordination Agreement or any Estoppel Certificate, as required hereunder; or

               (x) Tenant fails to perform or observe any other requirement of this 1.ease (not hereinbefore specifically referred to) on the pant of Tenant to be performed or observed and such failure continues for thirty (30) days after receipt of notice from Landlord to Tenant.

          (b) This Lease and the term are expressly subject to the conditional limitation that upon the happening of any one or more of the aforementioned events of default, Landlord, in addition to the other rights and remedies it may have, shall have the right to immediately declare this Lease terminated and the term ended, in which event all of the right, title and interest of Tenant hereunder shall wholly cease and expire upon service by Landlord of a Notice of Termination. Tenant shall then quit and surrender the Premises to Landlord in the manner and under the conditions as provided for under this Lease, but Tenant shall remain liable as hereinafter provided.

          (c) If the Landlord shall not be permitted to terminate this Lease as hereinabove provided because of Title 11 of the United States Code, as amended, relating ("to Bankruptcy Code"), then Tenant or any trustee for Tenant agrees promptly, within no more than fifteen (15) days after the request of Landlord to the Bankruptcy Court to assume or reject this Lease so made by Landlord. In such event, Tenant or any trustee for Tenant may only assume this Lease if it (1) cures or provides adequate assurance that the trustee will promptly cure any default hereunder, (2) compensates or provides adequate assurance that the Tenant will promptly compensate Landlord for any actual pecuniary loss Landlord resulting from Tenant's default, and (3) provides adequate assurance of future performance under this Lease by Tenant. In no event after the assumption of this Lease by Tenant or any trustee for Tenant shall any then existing default remain uncured for a period in excess of ten
(10) days. Adequate assurance of future performance of this Lease shall include, without limitation, adequate assurance (a) of the source of the Fixed Monthly Rent required to be paid to Landlord hereunder, and (b) that the assumption or any permitted assignment of this Lease will not constitute a breach of any provision of this Lease.

13.02  -  Landlord's  Remedies

          (a) If this Lease shall be terminated as provided in Section 13.01, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all alterations, additions and improvements thereto.

          (b) In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Tenant, and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting thereof. Landlord may, at any time and from time to time, relet the Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

          (c) If this Lease be terminated as aforesaid, Tenant nevertheless covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Monthly Rent, Additional Rent and other Charges as they would under the terms of this Lease become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, whether the Premises be relet or remain vacant in whole or in part for a period less than the remainder of the term or for the excess of the Fixed Monthly Rent, and Additional Rent reserved under the terms of this Lease) in the net amount of rent received by Landlord in reletting the Premises after deduction of all expenses and costs incurred or paid as aforesaid in reletting the Premises and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant shall pay to Landlord as damages, such a sum as at the time of such termination represent: (i) the unamortized costs of Landlord's leasehold improvements (including, but not limited to, any costs of design, materials and construction) within the Premises and any brokerage and/or other fees paid by Landlord in connection with Lease, as such costs shall have been amortized over the term of the Lease at an interest rate of ten percent (10%), and (ii) the amount o f the then present value of the total Fixed Monthly Rent and Additional Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the term (including all renewal terms whether or not Tenant had elected to renew) if the Lease terms had been fully complied with by Tenant.

          (d) Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for an on behalf of itself and all persons claiming through or under Tenant also waives any and all rights of redemption or re-entry or repossession under present or future laws, including specifically but without limitation, Section 761 of the New York Real Property Law and Rules. In case Tenant shall be dispossessed by a judgment or by warrant of this Lease, Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of said Premises, or any claim of injury or damage. The terms "enter," "entry," or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

               (e) No failure by Landlord to insist upon time strict performance of any covenant, agreement, term or condition of this lease or to exercise any right or remedy consequent upon a breath thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent or Additional Rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed any accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided by this Lease.

     (f) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise.

     (g) Each right or remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise.


                                   ARTICLE 14

                                Mechanic's Liens


14.01     -  Mechanic's  Liens

     Tenant agrees to pay when due all sums of money that may become due for, or purporting to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished or to be furnished to or for Tenant in, upon or about the Premises and/or Landlord's interest therein.

     If any mechanic's lien shall be-filed against the Premises or the Building based upon any act of Tenant or anyone claiming through Tenant, Tenant, after notice thereof from Landlord (or any person in privity of estate with Landlord), shall forthwith take whatever action by bonding, deposit, payment or otherwise, as will remove or satisfy such lien within five (5) days. In the event Tenant does not remove or satisfy said lien within said Five (5) day period, Landlord shall have the right to do so by posting a bond or undertaking, and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord in connection therewith within five (5) days after receipt by Tenant of Landlord's invoice therefor. These expenses shall include, but not be limited to, Filing fees, legal fees and bond premiums.

     However, nothing in this Article 14 shall be deemed or construed as (a) Landlord's consent to any person, firm or corporation for the performance of any work or services, or the supply of any materials to the Premises, or (b) giving Tenant or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or the Building.


                                   ARTICLE 15

      Mortgages, Assignments, Subleases and Transfers of Tenant's Interest

15.01     -Limitation  on  Tenant's  Rights

     Except as hereinafter otherwise provided, during the term of this Lease, neither this Lease nor the interest of Tenant in this Lease or in the Premises, or in any sublease, or in any rentals under any sublease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, unless Landlord's prior written consent is obtained in each case, nor shall the Premises be sublet in any case unless such prior written consent is obtained.

     It is understood and agreed between the parties that, should Tenant request Landlord's consent to a proposed assignment of this Lease or a subletting of all or any portion of the Premises, Landlord will, in addition to any other requirements which may be imposed as conditions to Landlord's consent, require that Tenant execute and deliver to Landlord an agreement prepared by Landlord whereby Tenant obligates itself, as Additional Rent, to pay over to landlord the amount, if any, of all rent, Additional Rent and any other consideration paid by such assignee or sublessee to Tenant pursuant to such assignment or sublease which is in excess of the rent and Additional Rent due and payable from time to time from Tenant to Landlord pursuant to this Lease.

     Should Tenant request Landlord's consent to a proposed assignment of this Lease or a subletting of all or part of the Premises, Landlord shall have the right at Landlord's option to recapture the Premises by written notice given to Tenant within thirty (30) days after Landlord's receipt of Tenant's request for Landlord's consent. If Landlord exercises its right to recapture the Premises, or any part thereof, this Lease shall be cancelled and terminated as of the date that is proposed by Tenant for the requested assignment or subletting as fully and effectively as if such date were the date originally specified herein for the expiration of this Lease. If this lease shall be cancelled with respect to less than the entire Premises, the Fixed Monthly Rent reserved herein shall be prorated on the basis of the number of leaseable square feet retained by Tenant in proportion to the number of leaseable square feet contained in the Premises, and this Lease shall continue thereafter in full force and effect with respect to the proportion to the Premises retailed by Tenant, and the parties shall execute an amendment of this :Lease to provide for the reduction in square footage and rental.

     No consent by Landlord to an assignment of this Lease and no assignment made as hereinafter permitted, shall be effective until there shall have been delivered to Landlord (a) an agreement, in recordable form, prepared by Landlord, executed by Tenant and the proposed assignee, wherein and whereby such assignee assumes due performance of the obligations on Tenant's part to be performed under this Lease to the end of the term hereof, and (b) the written consent to such assignment by the holder of any fee or leasehold mortgage to which this Lease is then subject shall have been obtained and delivered to Landlord if so required by the terms of such fee or leasehold mortgage.

     Notwithstanding the assumption by such assignee of due performance, Tenant shall continue to be fully responsible for the due performance of Tenant's obligations hereunder in the same manner and to the same extent as if no such assignment had been made.

     Any assignment, mortgage, pledge, sublease or hypothecation of this Lease, or of the interest of Tenant hereunder, without full compliance with any and all requirements set forth in this Lease shall be a breach of this Lease and a default hereunder, shall be null and void, and shall confer no rights upon any third party.

15.02  -  Effect  of  Landlord's  Consent

     Any consent by Landlord to a sale, assignment, sublease, mortgage, pledging, hypothecation, or transfer of this lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining the prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this lease. In instances where the consent of Landlord is required hereunder to any proposed assignment or sublease of this Lease, or to the mortgaging, pledging or hypothecation of this Lease, contemporaneously with the request of Tenant therefore, Tenant shall submit in writing information reasonably sufficient to enable landlord to decide with respect thereto including, but not limited to,
(i) the name and address of the proposed transferee, (ii) a current financial statement of the proposed transferee, (iii) the consideration to be paid by the proposed transferee to Tenant, and (iv) the use intended to be made of the Premises by the proposed transferee. Landlord shall reply to Tenant within ten
(10)  days  after  receipt  of  the  request  and information as aforementioned.

     With respect to any of the consents requested by Tenant under the provisions of this Article 1 5, whether or not the Landlord shall have consented thereto, Tenant shall pay to Landlord all reasonable counsel fees and other out-of-pocket expenses incurred by the Landlord in connection therewith.

15.03  -  Sale  of  Stock  or  Partnership  Interest

     Tenant agrees that if (i) Tenant or any Guarantor of Tenant's obligations under this Lease is a corporation and there shall be a sale of stock constituting a controlling interest in Tenant or any Guarantor of Tenant's obligations under this Lease (whether such sale occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a sale shall have occurred), or (ii) Tenant or any Guarantor of Tenant's obligations under this Lease is a partnership or other legal business entity and there shall be a sale of a partnership or ownership Interest constituting a controlling interest in Tenant or any Guarantor of Tenant's obligations under this Lease (whether such sale occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a sale shall have occurred), then and in any of such events, Landlord shall have the right, at its sole election, to deem such sale a default pursuant to Article 13 of this Lease and to cancel and terminate this Lease at any time thereafter by giving notice of Landlord's intention to do so and this Lease shall terminate upon the expiration of thirty
(30) days after such notice of intention from Landlord to Tenant, but Tenant shall remain liable for its obligations under this Lease as provided in Article 13 hereof.

     The term "sale" shall include any transfer of the stock, partnership and/or ownership interest in Tenant or its Guarantor, as the case may be, other than a transfer by operation of law occurring upon the death of a stockholder or partner and the devolution of the stock or interest held by such stockholder or partner or member or other owner to his legal representative, heirs or legatees, but shall not include a stock offering whereby an aggregate of greater than fifty percent (50%) of Tenant's stock shall be offered publicly. to parties who are non-stockholders as the date of this Lease, through a recognized security exchange.

                                   ARTICLE 16

                             Subordination of Lease

16.01     -  Subordination  to  Mortgages  and  Ground  Leases


     This Lease and all the rights of Tenant hereunder are and shall be subject and subordinate to the lien of any ground or underlying leases and to any mortgage or mortgages, whether fee or leasehold mortgages, which may now or hereafter affect the Premises or the Building or the land under the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof, and advances thereunder. however, Tenant agrees to execute and deliver to Landlord, within fifteen (15) days after request therefor, such Instrument(s) as may be requested by any such ground lessor, mortgagee, or trustee for such purposes (any such instrument(s) are hereinafter referred to as "Subordination Agreement"). In the event Tenant fails to execute and deliver any such Subordination Agreement within the fifteen (15) day period Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact for the purpose of executing any such Subordination Agreement in Tenant's name, place and stead.

     Tenant will not do, suffer or permit any act, happening or occurrence or any condition to occur or remain which may be prohibited under the terms or provisions of any ground or underlying lease or mortgage to which this Lease is subject or which will create a default thereunder except that Tenant shall not be obligated to pay the principal indebtedness or any installment thereof or interest thereon.

     So long as any such mortgage or lease shall remain a lien on the Premises, Tenant agrees simultaneously with the giving of any notice to Landlord which is required to be given by this Lease, to give a duplicate copy thereof to any mortgagee or ground lessor, notice of whose name and address have been given to Tenant. Further, Tenant agrees that if Landlord defaults in the performing of any of its covenants under this Lease and if such default allows Tenant to cancel or surrender said Lease, the mortgagee or ground lessor may cure said default with the same effect as if cured by landlord, and if necessary, enter upon the Premises for the purpose of curing any such default, provided that the mortgagee or ground lessor must cure the default within the time in which Landlord is obligated to cure such default under this Lease. The giving of any such notice to Landlord shall not be properly given under the terms of this Lease and shall be of no force and effect until a duplicate copy thereof shall also have been given to the mortgagee or ground lessor pursuant to this Section.


                                      ARTICLE  17

                                  Entry  to  Premises

17.01  -  Entry  to  Premises  by  Landlord

     Landlord shall have the right to enter the Premises at all reasonable times upon reasonable prior notice
(except in case of emergency and then at any time without notice for the purposes of:

            (a)     inspecting  the  same,  and/or
            (b) making any repairs to the Premises and performing any work therein that may be necessary by reason of Tenant's default under the terms of this Lease continuing beyond any applicable period of grace, and/or
            (c) exhibiting the Premises for the purpose of sale, ground lease or mortgage


                                   ARTICLE 18

                            Notices and Certificates

18.01  -  Notices  and  Certificates

     Any notice, statement, certificate, request or demand required or permitted to be given under this Lease shall be in writing sent either by an overnight express mail service (such as Federal Express) designated for "next day delivery", or by registered or certified mail, postage prepaid, return receipt requested, addressed as the case may be, to landlord in care of the Managing Agent (see Page 1) at the address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. Such notice, statement, certificate, request or demand shall be deemed to have been given on the date mailed as aforesaid by such express mail service or on the date deposited in any post office or branch post office regularly maintained by the United States Government, except for notice of change of address or revocation of a prior notice, which shall only be effective upon receipt or refusal to accept receipt of such notice. Anything contained in the foregoing to the contrary notwithstanding, in order for any notice of change of address to be effective, the notice must be express and clearly state that it is intended to change Tenants address for billing purposes and/or for receipt of notices and documents.

     At any time or times when tenant's interest herein shall be vested in more than one person, firm or Corporation, jointly, in common or in severalty, a notice given by Landlord to any one such person, firm or corporation shall be conclusively deemed to have been given to all such persons, firms or corporations Any notice by Tenant pursuant to the provisions hereof shall be void and ineffective unless signed by all such persons, firms and corporations, unless all such persons, firms and corporations shall have previously given notice to Landlord, signed by each of them designating and authorizing one or more of them to give the notice referred to, and such notice shall then be unrevoked by any notice to Landlord.

18.02  -  Certificate  by  Tenant

     Within fifteen (15) days after request by Landlord, Tenant, from time to time (but no more than three times per year)and without charge, shall deliver to
      -------------------------------------
Landlord or to a person, firm or corporation, specified by Landlord, a duly executed and acknowledged instrument certifying:

          (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the Lease is in full force and effect, as modified, and identifying the date of any such modification; AND
          (b) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants, and conditions of this Lease, and specifying the nature of such defaults, if any; and
          (c) whether or not there are any then existing set-offs or defenses by Tenant to the enforcement by Landlord of the terms, covenants, and conditions of this Lease and any modification thereof, and if so, specifying them; and
          (d)     the date to which  the  Fixed  Monthly  Rent  has  been  paid.

Any  such  instrument(s)  is  sometimes  referred  to  herein  as  "Estoppel
Certificate".


                                   ARTICLE 19

                           Covenant of Quiet Enjoyment

19.01  -  Covenant  of  Quiet  Enjoyment

     Tenant, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all the terms and provisions of this Lease on its part to be observed, kept and performed, shall law fully, peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the Term Commencement Date without hindrance or ejection by Landlord and any persons lawfully claiming under Landlord, subject nevertheless to the terms and conditions of this Lease and to any ground or underlying lease and/or mortgage(s); but it is understood and agreed that this covenant, and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder.


                                   ARTICLE 20

                                    Services

20.01  -  Services

     During the term of this Lease, while Tenant is not in default hereunder, Landlord shall furnish to the Premises electricity, lighting, heating, ventilating, air conditioning, elevator service and water to the plumbing fixtures, if any, on Monday through Friday from 8 am. to 6 p.m., principal legal holidays excepted (herein referred to as the "Normal Operating Hours") and Tenant shall have twenty-four-hour access to the Premises Building and the Building parking facilities. Landlord shall also furnish janitorial services consisting of cleaning floors, removing waste paper each business day and window cleaning.

20.02  -  Interruption  of  Service

     No diminution or abatement of rent or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the Premises, the Building or its appurtenances. There shall be no diminution or abatement of rent or any other compensation for interruption or curtailment of any service or utility herein expressly or impliedly agreed to be furnished by Landlord when such interruption or curtailment shall be due to accident, alterations, repairs (desirable or necessary), or to inability or difficulty in securing supplies or labor, or to some other cause not resulting from GROSS negligence on the part of Landlord. No such interruption or curtailment shall be deemed a constructive eviction. Tenant agrees that Landlord shall not be responsible for interruption of utility service caused by any utility company or governmental regulatory agency.

                                   ARTICLE 21

                      Certain  Rights Reserved  to  Landlord

21.01     -Certain  RightsReserved  to  Landlord

Landlord  reserves  time  following  rights:
(a) To name the Building and to change the name or sired address of the Building;

(b) To install and maintain a sign or signs on the exterior or interior of the Building;

(c) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises;

(d) During the last ninety (90) days of the term, if during or prior to that time Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, including the placing of a notice of reasonable size on or in time Premises offering the premises "For Rent" or For Lease", all without affecting Tenant's obligation to pay rental for the Premises;

(e)     To  constantly  have  pass  keys  to  the  Premises;

(f) At any time in the event of an emergency, or otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authority;
(g) At any reasonable time and from time to time throughout the term of the Lease to show the Premises to persons wishing to rent same or to purchase time Building.

                                   ARTICLE 22

                            Miscellaneous Provisions

22.01     -  Occupancy  After  Expiration  Term

     (a) Should Tenant continue to occupy the Premises after the expiration or earlier termination of the term, such tenancy shall be from month-to-month, amid such month-to-month tenancy shall be under the same terms, covenants and conditions as set forth in this Lease, except that the Tenant shall pay double the Fixed Monthly Rent reserved herein.

     (b) The aforementioned month-to-month tenancy may be terminated by either party notifying the other of its intention to terminate the month-to-month tenancy at least one calendar month prior to the last day of the term. Tenant's continued occupancy of the Premises after time expiration of the time period specified in said notice to terminate shall confer no rights whatsoever upon Tenant, who shall then be deemed a holdover tenant. Tenant hereby consents in advance to the immediate entry of an order and warrant of eviction, together with judgment for unpaid rent or Additional Rent due and owing under the terms of this Lease, or for compensation due and owing to the Landlord for Tenant's use and occupation of the Premises during the time of occupancy as a holdover Tenant, by any court of competent jurisdiction. Tenant shall indemnify and save harmless Landlord from any claim, damage, expense, attorney fee, or loss which Landlord may incur by reason of such holding over, including without limitation, any claim of a succeeding tenant, or any loss by Landlord with respect to a lost opportunity to re-let Premises.

22.02     -  Limitation  on  Personal  Liability

     (a) It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord and any other obligation of Landlord stated by or under this Lease, and no other property or assets of Landlord or of its partners, members, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or oilier enforcement procedures.

     (b) The term "Landlord," as used in Subsection 22.02(a) above and throughout this Lease, so far as covenants and agreements on the part of Landlord arc concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question, and at the time of the Lease. Further, in the event of any transfer or transfers of the title to the Lease and/or the Building, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor), including each of its members, partners, beneficiaries, en-tenants, shareholders, or principals (as the case may be), shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants and agreements on the part of Landlord. Landlord or the grantor shall turn over to the grantee all monies and security, if any, then held by Landlord or such grantor on behalf of Tenant, Landlord thereby being relieved of and from all responsibility for such monies and security, and shall assign to such grantee all right, title and interest of Landlord or such grantor thereto, it being intended that the covenants and agreements contained in this Lease on the part of Landlord to be performed shall, subject as aforesaid, be binding on Landlord, its successors and assigns.

22.03  -  -  No  Representations  by  Landlord

     Landlord and Landlord's agents have made no representations or promises with respect to the Building, the land upon which the Building is erected or the Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

22.04  -  -  Lease  Binding

     All covenants in this Lease which are binding upon Tenant shall be construed to be equally applicable to and binding upon Tenant's agents, employees and others claiming the right to be in the Premises or in the Building through or under Tenant. If more than one individual, firm or corporation shall join as Tenant, the singular context shall be construed to be plural wherever necessary, and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant; and, when the parties signing as Tenant are partners, it shall be the joint and several obligations of the Firm and of the individual members thereof.

22.05  -  Failure  to  Give  Possession

     Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any manner be liable to Tenant for damages or any other damn resulting from failure to deliver the Premises or for any delay in commencing or completing any work Landlord is to perform or is authorized by Tenant to perform under Exhibit C, and Tenant hereby waives any such liability whatsoever and any right it may have to terminate this Lease.

     (a) If Landlord shall be unable to give possession of the Premises on the Term Commencement Date by reason of the fact that the Premises is located ml a building being constructed which has not been sufficiently completed to make the Premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been procured or for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises is given or the Premises is available for occupancy by Tenant. Notwithstanding the forgoing, if the 'Term Commencement Date shall not have occurred within two (2) years after use date hereof, then this Lease shall automatically become null and void. In either case, Landlord shall reimburse Tenant for any advance rent paid or security deposit posted, and except for items which have been theretofore accrued and not yet paid and both parties hereto shall be relieved of all obligations hereunder, in which event each party will, at the other's request, execute an instrument in recordable form containing a release and surrender of all right, title and interest in and to this Lease.

     (b) If the Building is not in the course of construction, and Landlord is unable to give possession of the Premises on the Term Commencement Date by reason of the holding over or retention of possession by any tenant, tenants, or occupants, or for any other reason, or if repairs, improvements or decoration of the Premises or of the Building are not completed, such inability by Landlord shall not constitute a default under this Lease but the Term Commencement Date shall be postponed until such date as such holdover tenant or occupant shall give up possession of the Premises, and/or the repairs, improvements or decorations have been completed, and the term of this Lease shall be deemed to commence on such Term Commencement Date as postponed (and the expiration date of the term of the Lease shall be extended by the same period as the Term Commencement Date is postponed).

22.06  -  Relocation  of  Tenant

     Landlord shall have the right to relocate Tenant to other premises substantially similar in size substantially similar or better in design and quality as the Premises (including, improvements) and located within the Building or any building in the office park in which the Building is located upon sixty (60) days' written notice to Tenant. Such relocation shall be at Landlord's cost and expense and shall it no way affect the obligations or duties of either party hereunder. Landlord's cost shall include costs and expenses related to moving the furniture; office equipment and other contents of the Premises to the new premises, and telecommunications lines.

22.07  -  Force  Majeure

     The period of the during which either party is prevented or delayed in the performance or the making of any improvements or repairs or fulfilling any obligation (other than the payment of Fixed Monthly Rent or Additional Rent required under this Lease) due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God or the public enemy, governmental prohibitions or regulation or inability to obtain materials or labor, or other causes beyond such party's reasonable control, shall be added to such party's the for performance thereof, and such party shall have no liability by reason thereof.

22.08  -  Attornment  by  Tenant

     If at any the dusting the term of this Lease the Building is sold through a mortgage foreclosure proceeding, or if Landlord hereunder shall be the holder of a leasehold estate covering premises which include the Premises and if such leasehold estate shall be cancelled or otherwise terminated prior to the expiration date thereof and prior to the expiration of the term of this Lease, or in the event of the surrender thereof whether voluntary, involuntary or by operation of law, Tenant shall make full and complete attornment to the purchaser at the foreclosure sale or to the lessor of such leasehold estate for the balance of the term of this Lease upon the same covenants and conditions as are contained herein so as to establish direct privity between such purchaser or lessor and Tenant and with the same force and effect as though this Lease was made directly from such purchaser or lessor to Tenant. Tenant shall make all rent payments thereafter directly to such purchaser or lessor.

22.09  -  Landlord  May  Pay  Tenant's  Obligations

     All costs and expenses which Tenant assumes or agrees to pay under tine provisions of this Lease shall at Landlord's election be treated as Additional
Rent, and in the event of non-payment, Landlord shall have all the rights and remedies herein provided for in case of non-payment of rent or of a breach of covenant. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of rent as provided by Article 3 above) or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed which shall involve the expenditure of money by Tenant, Landlord at Landlord's option may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sums as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Landlord, with interest thereon at the rate of one and one-half percent (1 1/2%) per month front the date of such expenditure, shall be and be deemed to be Additional Rent, in addition to the rent provided in Article 3 and shall be repaid by Tenant to Landlord on demand, but no such payment or expenditures by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

22.10  -  Definition  of  "Tenant's  Allocable  Share"

     (a) For purposes of determining Tenant's Allocable Share herein, except as provided in Subsection (b) below, such share shall be the percentage resulting from dividing the number of square feet set forth in Section 1.01 above, by the total number of square feet leased in the Building as of the beginning of each lease year or partial lease year.

     (b) For purposes of determining Tenant's Allocable Share for Section 3.02, such share shall be the percentage resulting from dividing the number of square feet set forth in Section 1.01 above, by the total number of square feet leasable in the Building as of the beginning of each lease year or partial lease year.

22.11  -  Division  of  Costs

     Landlord may construct and operate other office buildings located within the office park in which the Building is located. Tenant agrees that Landlord may treat the Building and the adjacent office buildings as one unit for the purpose of purchasing and providing energy and water, insurance and the common services included within Operating Costs. Landlord shall equitably divide such costs between the Building and the adjacemit office buildings for each lease year (or partial lease year) and the allocation of such costs shall be subject to 'erification by Tenant at Landlord's offices.

22.12     -  Effect  of  Captions

     The captions or legends on this Lease are inserte(l only for convenient reference or identification of the particular Sections. lltey are in no way intended to describe, interpret, define or limit the scope, OF Cxtemut or imitemit of this Lease, or army Section or provision thereof.

22.13     -  Tenant  Authorized  to  Do  Business

     Tenant represents and covenants that it is and throughout the term of this Lease shall he authorized to do business in the state in which the Building is located. In the event Tenant hereunder is a corporation Tenant hereby covenants arid warrants that: the Tenant is a duly constituted corporation qualified to do business in time state in which time Building is located, all Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees aim other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and Tenant's signatory(s) to this lease is/are duly authorized by the governing body of such corporation to execute and deliver this Lease on behalf of the corporation. The person executing this Lease on behalf of Tenant hereby covenants, represents and warrants to Landlord that (s)he is duly authorized to execute and deliver this Lease to Landlord. Tenant, if a partnership or corporation, Tenant agrees to furnish to Landlord, upon request, evidence of authority for entering into this Lease.

22.14  -  Execution  in  Counterparts

     This Lease may be executed in one or more counterparts, any one or all of which shall constitute hut one agreement.

22.15  -  Memorandum  of  Lease

     upon request by either party, Landlord and Tenant agree to execute a Memorandum or Notice of lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination or this Lease, time party wino shall have recorded such Memorandum or Notice of' Lease shall promptly execute any necessary instrument and remove time Memorandum or Notice of 1,easc from time public records, and upon failure to do so, time other party, upon ten (10) days prior notice to the party who recorded time aforesaid instrument, is hereby appointed attorney-in fact to execute army such instrument in the recording party's name, place and stead. 'lime requesting party shall pay for all recording fees and attorney's fees in connection with lime preparation and recording of the Memorandum or Notice of Lease.

22.16  -  Law  Governing.  Effect  and  Gender

     This Lease shall be construed in accordance with time laws of the state in which the Building is located and small be binding upon time parties hereto and their respective legal representatives, successors and assigns except as expressly provided otherwise. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing time same shall not apply a presumption that the terms of any such provisions shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to he construed most strictly against time party who itself or its agent prepared time same, it being agreed that time agents of all parties have participated in time preparation of this 1.ease. Use of the neuter gender shall he deemed to include the masculine or feminine, as the sense requires. Any reference to successors and assigns of Tenant is not intended to constitute a consent to any assignment by Tenant but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by the provisions of Article I 5 hereof.

22.17     -  Security  Agreement

     Tenant hereby grants to Landlord a security interest in all appliances, equipment, fixtures, improvements, now or hereafter located in time Premises, and all proceeds and accounts receivable there from, to secure time payment of time 'lermant's obligation set forth in this Lease. Such security interest will be deemed to apply to all of time foregoing, notwithstanding that Tenant may have reimbursed Landlord for all or any portion of the costs of time same in Exhibit ~C" of this Lease. Tenant authorizes Landlord to sign a Financing Statement as it may be required under time Uniform Commercial Code to perfect such security interest. Upon the occurrence of any event of default pursuant to
Section 15.01, landlord shall be entitled to exercise all of the rights and remedies of a secured party under time Uniform Commercial Code. Reasonable attorney's fees of time Landlord in enforcing any right or exercising any remedy under this Security Agreement shall be deemed a part of the obligation secured hereby.

22.18-     Amendments

     Except as may be specifically provided otherwise in any mortgage on time Building, the parties hereto mutually agree that so long as a mortgage or army extension thereof shall be a lien upon the Premises, they will not reduce time rents from that provided for in this Lease, provide for payments of rents prior to time set forth herein, not terminate said Lease prior to the end of the term, except as otherwise provided in this Lease, without first obtaining time consent of the mortgage in writing, and that any such proposed modification or termination without said mortgage's consent shall be void as against said mortgage.

22.19     Brokerage

     Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease and covenants and agrees to pay any commission, compensation or charge claimed by any real estate broker, salesman or agent with respect to this Lease or the negotiation thereof, and Tenant further covenants to hold harmless and indemnify Landlord from and against any and all costs, expense or liability in connection therewith.

22.20  -  Complete  Agreement

     This Lease contains and embraces the entire Agreement between the parties hereto and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement be expressed in writing, signed and acknowledged by the parties hereto, their legal representative, successors or assignees, except as ma be expressly otherwise provided herein.

22.21     Arbitration

     Any controversy or claims arising or relative to any matter in connection with this Lease, with reference to which this Lease shall expressly provide that this section governs, shall be settled by arbitration in the City of Syracuse, New York in accordance with the rules of the American Arbitration Association or its successor organization, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction hereof.

22.22  -  Guarantee  of  Lease

     Intentionally  deleted.

22.23     -  Invalidity  of  Particular  Provisions

     If any term or provision of this Lease or the application there of to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

22.24  -  Execution  of  Lease  by  Landlord

     The submission of this document for examination and negotiation does not constitute an offer to lease , or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon such date that this lease shall have been executed and delivered by both Landlord and Tenant ("Lease Date"). All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by an agreement in writing between Landlord and Tenant, and no act or omission of any employee or other agent of Landlord shall later, change or modify any of the provisions hereof. Notwithstanding the fact that the term of this lease shall commence on the Term Commencement Date, this Lease and all of the obligations of Landlord and Tenant arc binding, and arc, and shall be in full force and effect from and after the Lease Date.

22.25     Relationship  of  the  Parties

     Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the Relationship of principal and agent or of partnership of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained nor any ___ of the parties hereto, shall be deemed to create any relationship between the parties hereto other than Landlord and Tenant. _

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

LANDLORD:                              TENANT:
375  Woodcliff  Drive  Company,  LLC               Logisoft  Corp.

By:  /s/  Joseph  R  Scudesi               By:  /s/ Robert  E  Lamy
     -----------------------                    -------------------
Joseph  R  Scudesi                         name:  Robert  E  Lamy
Authorized  Person                         title:  President

STATE  OF  NEW  YORK                      )
SS.;
COUNTY  OF  ONONDAGA                      )

ON  THE  8TH DAY OF MARCH IN THE YEAR 2000, BEFORE ME, THE UNDERSIGNED, A NOTARY
         ---        -----
PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED JOSEPH R. SCUDERI, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL WHOSE NAME IS SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME IN HIS CAPACITY. AND THAT BY HIS SIGNATURE ON THE INSTRUMENT THE INDIVIDUAL, OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL ACTED, EXECUTED THE INSTRUMENT.

                    /S/  TERESA  L  KELLER
                    -----------------------------
                    NOTARY  PUBLIC.

                              TERESA  L  KELLER
                              STATE  OF  NEW  YORK
                              NO.  01KE6001531
                              QUALIFIED  IN  ONONDOGA  COUNTY
                              COMMISSION  EXPIRES  JANUARY  20.  2002
                             (ACKNOWLEDGEMENT  OF  TENANT)


STATE  OF  FLORIDA                       )
           -------
SS.:
COUNTY  OF  SARASOTA                     )
            --------

ON THE 6TH DAY OF MARCH IN THE YEAR 2000, BEFORE ME, THE UNDERSIGNED, A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED ROBERT LAMY, PERSONALLY KNOWN TO ME OR PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE INDIVIDUAL(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND
ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT, THE INDIVIDUAL (S), OR THE PERSON UPON BEHALF OF WHICH THE INDIVIDUAL(S) ACTED, EXECUTED THE INSTRUMENT.


[SEAL]                                       /S/  SIGNED
                                             ---------------------
                                             NOTARY  PUBLIC

                                TABLE OF EXHIBITS

EXHIBIT  A                                                          FLOOR  PLAN

EXHIBIT  B                                   LEGAL  DESCRIPTION  OR  SITE  PLAN
                                                     OR  OUTSIDE  COMMON  AREAS

EXHIBIT  C                                                     LANDLORD'S  WORK

EXHIBIT  D                                                       TENANT'S  WORK

EXHIBIT  E                                              RULES  AND  REGULATIONS

EXHIBIT  G                                     STIPULATION  OF  TERM  OF  LEASE

                                    EXHIBIT B


ALL THAT TRACT OR PARCEL OF LAND SITUATED IN THE TOWN OF PERINTON, COUNTY OF MONROE, STATE OF NEW YORK; ALSO BEING PART OF TOWN LOT 49, TOWNSHIP 12, RANGE 4, AS SHOWN ON THE FINAL PLAT FOR LOT 3 OF WOODCLIFF DEVELOPMENT, AS RULED IN THE MONROE COUNTY CLERK'S OFFICE LIBBER 242 OF MAPS, PAGE 34 AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING  AT  THE  POINT  OF  INTERSECTION OF THE WESTERLY RIGHT-OF-WAY LINE OF
WOODCLIFF DRIVE (60' WIDE) AND LIME NORTH RIGHT-OF-WAY LINE OF NYS ROUTE 96 (PITTSFORD-VICTOR ROAD VARIABLE WIDTH); THENCE,

1. N 57 degrees 47' 39" W, A DISTANCE OF 353.74 FEET ON THE NORTHERLY RIGHT-OR-WAY OF NYS RT. 96, TO A POINT; THENCE,

2.     N  51  degrees  25'  49"  W,  A  DISTANCE  OF 45.11 FEET ON THE NORTHERLY
       RIGHT-OF-WAY OF NYS  RT.  96,  TO  A  POINT;  THENCE,

3. N 57 degrees 16' 06" W, A DISTANCE OF 104.01 FEET ON THE NORTHERLY RIGHT-OF-WAY OF NYS RT. 96, TO A POINT; THENCE,

4. N 42 degrees 47' 29" W, A DISTANCE OF 128.34 FEET ON THE NORTHERLY RIGHT-OF-WAY OF NYS RT. 96, TO A POINT; THENCE,

5. N 64 degrees 03' 21" W, A DISTANCE OF 162.99 FEET ON THE NORTHERLY RIGHT-OF-WAY OF NYS RT. 96, TO A POINT; THENCE,

6.     N  25  degrees  37'  39"  E,  A  DISTANCE  OF  1.00 FEET ON THE NORTHERLY
       RIGHT-OF-WAY OF NYS  RT.  96,  TO  A  POINT;  THENCE,

7. N 64 degrees 25' 09" W, A DISTANCE OF 21.41 FEEL ON THE NORTHERLY RIGHT-OF-WAY OF NYS RT. 96, TO A POINT; THENCE,

8.     N  54  degrees  01'  28"  W,  A  DISTANCE OF 187.49 FEET ON THE NORTHERLY
       RIGHT-OF-WAY        OF  NYS  RT.  96,  IN  A  POINT;  THENCE,

9. N 36 degrees 46' 05" W, A DISTANCE OF L82.P9 FEET ON THE NORTHERLY RIGHT-OF-WAY OF NYS RT. 96, TO A POINT OF INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF INTERSTATE 490 AND THE NORTHERLY RIGHT-OF-WAY LINE OF NYS RT. 96; THENCE;

10. N 07 degrees 51' 06" W, A DISTANCE OF 192.13 FEET ON SAID INTERSTATE 490 RIGHT-OF-WAY TO A POINT ON THE SOUTHERLY LINE OF LOT 1 (LIBER 237 OF MAPS, PG. 2); THENCE,

11. S 57 degrees 51' 06" E, A DISTANCE OF 437.TIB FEET ON THE SOUTHERLY BOUNDARY LINE OF LOT 1 OF WOODCLIFF DEVELOPMENT TO A POINT; THENCE,

12. S 86 degrees 51' 06" E, A DISTANCE OF 128.00 FEET ON THE SOUTHERLY BOUNDARY LINE TO A POINT; THENCE,

13. N 32 degrees 08' 54" E, A DISTANCE OF 123.00 FEET, ON SAID SOUTHERLY BOUNDARY LINE TO A POINT; THENCE,

14. S 7O degrees 51' 06" II, A DISTANCE OF 315.98 FEET, ON SAID SOUTHERLY BOUNDARY LINE TO A POINT; THENCE,

15. N 68 degrees 22' 27" E, A DISTANCE OF 107.31 FEET, ON SAID SOUTHERLY BOUNDARY LINE TO A POINT ON THE WESTERLY RIGHT-OF-WAY OF WOODCLIFF DRIVE; THENCE,

16. S 21 degrees 37' 32" E, A DISTANCE OF 323.85 FEET ON SAID RIGHT-OF-WAY TO A POINT OF CURVATURE; THENCE,

17. SOUTHERLY ON A CURVE TO THE RIGHT HAVING A RADIUS OF 270.00 FEET, A CENTRAL ANGLE OF 53 degrees 49' 54", AND AN ARC LENGTH OF 253.68 TO A POINT OF TANGENCY; THENCE,

18.    S  32  degrees  12'  21"  W,  A  DISTANCE OF 179.67 FEET, TO THE POINT OF
       BEGINNING.




              193.02-3-3

              375  WOODCLIFF  DRIVE

                                   EXHIBIT C
                                February 18, 2000
                                 Landlord's Work



The Tenant acknowledges that it has inspected the existing office space, and that said Premises are hereby accepted by the Tenant in its existing "AS IS"condition with the exception of the following items.


1. Landlord shall provide new identity signage at the Tenant's entry and on the building directory, In order to ensure aesthetic continuity said signage shall be designed and installed in accordance with building standards as determined by Landlord.


                 REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.

                                    EXHIBIT D

                                  TENANT'S WORK

All items of Tenant's Work shall be performed by Tenant at its sole cost and expense, and shall require prior written approval from Landlord.

Tenant, at its sole cost and expense, shall perform all labor, services and management and furnish all labor, material, plans and equipment necessary to complete in a good, substantial and approved manner, the or herein described, and shall bring the Premises to a finished condition for the conduct of Tenant's business therein.

All of tenants Work shall be governed by Section 4.04 of this Lease and, additionally, shall he subject to the following general conditions:

1.     COMPLIANCE  WITH  LAWS
       ----------------------

Tenant shall, at its own expense, comply with all applicable statutes, ordinances, rules, orders, laws, codes, regulations and recommendations of governments and their authorized agents which have jurisdiction over Tenant's Work, and, with respect to the prevention of fire and the exposure of liability risks, of the Board of Fire underwriters, Rating Board and Landlord's and Tenant's insurance companies. Tenant shall apply for, pay all fees for, and obtain all necessary permits, licenses and certificates required by Tenant's Work. A copy of same shall be delivered to landlord and shall be posted in a prominent place within the Premises before Tenant commences its work. Tenant shall furnish Landlord with a copy of a Certificate of Occupancy prior to opening for business.

2.     INTERFERENCES
       -------------

Tenant shall perform its work so as to cause no interference with the completion of Landlord's Work or other tenants' work.

3.     DESIGN  AND  CONSTRUCTION
       -------------------------

Tenant shall retain the services of a competent experienced architect (and engineers) licensed in the stale in which the 0111cc Building is located for the design of Tenant's Work. Tenant shall retain competent and skilled contractors for the completion of Tenant's Work, and Tenant and its contractors shall employ people who at all times will work in harmony with the people employed by Landlord, its contractors, oilier tenants and their contractors. Tenant's architect and engineer shall design all tenant's Work in full compliance with all federal, state and local codes, ordinances, miles and zoning regulations which are applicable to the Office Building and Tenant's Premises.

     4.     TENANT'S  DESIGN
            ----------------

All submissions shall hear the seal and signature of an architect (and engineer if applicable) licensed to practice in tine  State  in  which  the  Office  Building  is  located.
No less than 30 days prior to the date of commencement of Tenant's Work, Tenant shall submit to Landlord for review "Preliminary Design Drawings," showing the intended design concept and character of proposed finishes. Tenant's submission shall consist of one reproducible print and three (3) blue line sets of prints.

Preliminary Design Drawings shall contain basic dimensions and shall include, but not necessarily be limited to, the following:

     1     Preliminary  floor  plan  with  featuring  layout.
     2.     Preliminary  reflected  ceiling  plan.
     3.     Preliminary  electrical  layout.

landlord will return to Tenant one set of prints marked with Landlord's comments on Tenants preliminary submission within ten (10) days alter Landlord's receipt tenant shall incorporate Landlord's comment's into tenants final submission.

Within ten (10) days of the receipt by Tenant of Landlord's comments, Tenant shall submit to landlord one reproducible print an(t three (3) sets of blue line prints of Tenants Design Drawings' showing final design, character and finishes. Tenant's design drawings shall include, without limitation, the following:

1     Architectural:  Floor  plan,  fixating layout, room finish schedule, door schedule, partition types, ceiling plan, shop drawings, sections, and details as may be appropriate.

2. Mechanical: All equipment, locations, distributions and return systems, diffuser locations, load calculations, controls and details as may be appropriate.

3. Electrical: Floor and ceiling plans showing type and location of power and lighting, equipment, controls, projected loads, panel schedules, riser diagram and details as may be appropriate.

4. Plumbing: Location~ and type of fixtures, supply and waste, piping schematics, details as may he appropriate.


                                                      Exhibit  D  page  1  of  4

5.     Specializations  on materials and methods of construction for above items
6.     Material  and  color  finish  sample  board(s).

landlord will return to Tenant one (1) set of prints of Tenant's Design Drawings, marked with approvals and required modifications. II Tenant's Design Drawings are returned to Tenant with comments, hut not barring approval of Landlord, Tenant's Design Drawings shall be revised by Tenant and re-submitted to Landlord for review within ten (10) days of receipt.

landlord's design review is solely for the purpose of assisting the Tenant, of coordinating the office design of use various tenants its the office Building, and insuring that each office in the office Building will be consistent wills the overall image and theme of the Office Building. If in the design review process Landlord docs not discover items that arc not in compliance with any code, statute, rule or regulation, or the provisions of the Tenant's Lease, this oversight will not relieve the Tenant, Tenant's architect or engineer of their obligations under any such code, statute, rule or regulation or under Tenant's Lease.

If Tenant's final drawing submission is not modified in accordance with final comments, the landlord may make necessary modifications to Tenant's drawings, at Tenant's additional cost, and return subject drawings to Tenant for its use.

5.  Certificate  OF  COMPLETION
    -----------  --------------

As a conditions of I .landlord's approval for Tenant to initially open for business in the Office Building, Tenant shall deliver to Landlord a certificate of Completion and as built mechanical and architectural drawings signed by leii~iiit and tenant's architect certifying that the Premises has beers constructed and completed in accordance with the Tenant's final design Drawings as approved by Landlord. landlord shall be entitled to rely on this certificate as evidence of Tenant's completion of construction of the Premises pursuant to the provisions of this Lease.

6.     GENERAL  CONI)ITIONS
       -------  -----------

     1.     Ready  for  Occupancy
            ---------------------

landlord shall notify Tenant of the date on which tire Premises shall be Ready its Occupancy and available for the construction of Tenant's Wonk. Tenant agrees that time is of the essence and agrees to commence installation of Tenant's Work as soon as possible, but in no event later than five (5) days following the date referenced in the notification from landlord.

     2.     Occupancy  Period
            -----------------

Tenant's occupancy shall run from the date the Premises is Ready For Occupancy though the expiration or earlier termination of the Lease.

     3.     Establishment  of  Schedules
            ----------------------------

Tenant, its agents, contractors and employees shall comply with reasonable schedules which Landlord shall establish from time to time, governing submittals by Tenant of design information for Landlords approval, construction operations, occupancy by Tenant, opening for business, and other occurrences for the purpose of coordination efforts of Tenants, contractors, and Landlord. i<hl parties shall cooperate with the landlord in expediting work, and shall provide Landlord Lipoids request, with schedule and status repost updates, until such tinkle as Tenant opens for business.

     4.     Failure  to  Meet  Schedule
            ---------------------------

Any cost incurred by Landlord as a result of Tenant's failure to meet the schedule requirements herein described shall he reimbursed by Tenant and shall be payable to landlord upon demand. Any modification to landlord's Work or Tenant's Work necessitated by failure of Tenant to undertake or complete
Tenant's Work as require under this Lease Shall become the responsibility of Tenant. Upon three (3) days written notice thereof, the Landlord may complete, at Tenant's expense any work deemed by the Landlord to jeopardize the Tenant's required opening date.

7.     CONSTRUCTION  RULEES  AND  REGULATIONS
       --------------------------------------

     1. No jack hammering, or use of other equipment producing a high noise level, as determined by Landlord, shall he permitted during usual business hours.

     2. All materials shall enter via Landlord designated entrances. For office spaces without service entrances, all materials shall enter either before or after normal business hours.

     3.     Doors  are  not  to  be  wedged  in  art  open  position.

     4. Contractor and employee vehicles shall be parked in designated employee areas or as directed by the Landlord.

                                                       Exhibit  D  page  2  of 4

     5. Tenant shall properly dispose of all waste materials pursuant to the direction of the landlord.

     6. Tenant shall notify Landlord of the following, prior to starling work:

          a.     Name,  address, and temporary residence location of contractors
working  in  the  space,  and          b.     Starting  date  and  anticipated
completion  date  of  work.

8.     QUALITY  OF  MATERIALS
       ----------------------

     All materials furnished or incorporated in Tenant's Work shall be new, unused, and of the quality and characteristics customarily used in first class work of similar nature and character. Tenant shall guarantee and shall require all parties 1~tn~islting and incorporating materials in Tenant's Work to guarantee said work to he free from any and all defects in workmanship and material by a period of one (I) year from the date of completion thereof. Tenant shall be responsible for the costs of correction of such defects, ~vehicle costs shall include all expenses and damages resulting from said defects. Tenant's agreements with its contractors shall contain language so providing and further to providing that all guarantees and warranties shall inure to the benefit of both Landlord and Tenant, as their respective interest appear, and can be directly enforced by either.

9.     INSURANCE
       ---------

In fulfillment of its obligations pursuant to Section 4.04 of this Lease, Tenant shall carry, at its own expense, and shall name landlord and its managing agent as primary additionally insured parties upon the following insurance coverage's in the following amounts:

a) Comprehensive General Liability including completed operations, explosions, collapse and underground operations, if any; broad form property damage including completed operations, protective liability, contractual liability and indemnity:

$1,000,000  Bodily  Injury  $500,000/$1,000,000  Property  Damage

b) Personal Injury (with-employment exclusion deleted and contractual exclusion deleted):
     $1,000,000     Occurrence  and  Aggregate


c)     Auto  Liability  (including  non-owned  and  hired  vehicles):

$250,000/$S00,000  Bodily  Injury  $250,000  Properly  Damage

d)     Statutory  Worker's  Compensation,  Employer's  Liability  and Disability
Benefits:

Unlimited

c)     Excess  Liability,  Umbrella  Form:

$5,000,000

and any other special insurance as required by Landlord so as to fully protect landlord against loss or damage throughout the period (luring which the Tenants Work is being performed.

All of such insurance shall be written by a casualty insurance company authorized under the laws of New York State, and satisfactory to the Landlord. Tenant shall furnish landlord, prior to commencement (if Tenant's Work, certificates and certified copies of such policies showing that the said insurance will not be cancelled or change until after at least thirty (30) days' written notice to I .landlord. the event of the failure of Tenant to furnish and maintain such insurance, Landlord shall have the right to procure and maintain the said insurance for and in the name of the Tenant, and Tenant agrees to pay the cost then of and to furnish all necessary information to permit landlord to procure and maintain such insurance for the account of the Tenant. 1 he cost of such policies shall be paid by tenant to landlord as A additional upon demand. Compliance by tenant with the foregoing requirements to carry insurance and furnish certificates shall not relieve Tenant from liability under any provisions of this Lease.

10.     INDEMNITY
        ---------

hick provisions of Article 9 of this Lease shall apply during the period Tenant performs Tenant's Work, even it cinch work is performed prior to the commencement of the term of this lease.

11.     MECHANIC'S  LIENS
        -----------------

the provisions of Article 14 of this Lease shall apply during the period Tenant performs Tenant's Work, even if such work is performed prior to the commencement of the terns of this Lease.


                                                      Exhibit  D  page  3  of  4

12.     PLUMBING
        --------

Tenant shall furnish and install any additional plumbing, piping, fixtures, fittings and equipment necessary to complete Tenant's plumbing beyond Landlord's scope of work as defined in Exhibit C.

13.     ELETRICAL
        ---------

Tenant shall furnish and install all conduit, wiring, boxes, fixtures and equipment necessary to complete Tenant's electrical work beyond Landlords scope of work as defined in Exhibit C, including "Tennant's telephone system, computer data/paging, music, security, alarm emergency power or other special systems. All wire provided by the Tenant or Tenant's vendor and installed in or through the ceiling plenum shall be Teflon coated wire.

14.     HVAC
        ----

Tenant shall be responsible for any additional HVAC or exhaust equipment required for special meeting. conference, computer or equipment rooms. Landlord shall install this equipment at Tenant's expense.

15.     HAZARDOUS  MATERIALS
        --------------------

Tenant shall not install or use any Hazardous Materials, as defined in Section 8 02 of the Lease, Tenant's Work Tenant shall guarantee and require all parties furnishing and incorporating materials in Tenant's Work to guarantee that Hazardous Materials have not been furnished and incorporated in Tenant's Work. Tenant shall be responsible for any cost of correction which shall include all expenses and damages whether direct or indirect, resulting from the use of hazardous Materials. Tenant's agreements with its contractor shall contain language so providing arid further providing a warranty of non-use hazardous Materials which shall inure to the benefit of both Landlord and Tenant respective interests appear, and can be directly enforced by either.

16.     UTILITIES
        ---------

Commencing on the date the Premises Ready For Occupancy through the expiration or termination of the Lease, Tenant shall pay for any utility charges associated with the Premises in accordance with the provisions of Article 7.


                                                      Exhibit  D  page  4  of  4

                                   EXHIBIT E

                             RULES AND REGULITIONS

(a) Tenant shall occupy and use the Premises during the term for tire use set forth in Section 5.01 and for no other purpose whatsoever.

(b) Tenant shall not exhibit, sell or offer for sale on the Premises or in the Building any article or tiring except those articles and things essentially connected with the stated use of the Premises by the Tenant without the advance consent of Landlord, nor shall Tenant install or permit to be installed any vending machines in the Premises.

(c) Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the building or covering its operation or which will suffer or permit the Premises or any part thereof to be used in any maimed including storage therein which, iii the judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building or which will impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Building.

(d) tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except at the doors of the Premises and on the I)directory Board, and then only such name(s) and matter, arid in such color, size, style, place and materials, as shall first have been approved by the Landlord. Landlord acknowledges that Tenant may have signage within its Premises, provided that the same shall not be attached, affixed, or displayed, on or adjacent to the glass walls in Tenant's reception area. lire listing of any name other than that of Tenant, whether at the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in
Article 15, ii being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(e) Tenant shall not advertise the bursitis, profession or activities of Tenant conducted in the Building in any mariner which violates tire letter spirit of any code of ethics adopted by any recognized association or organization pertaining to such business profession or activities, and shall not use the name of the building fur any purposes oilier than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's consent.

(f) No additional locks or similar devices shall be attached to any door or window without Landlord's 'written consent. No keys for any door other than those provided by the Landlord shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or termination of this Lease.

(g) All persons entering or leaving the Building between the hours of 4 p.m. and 8 am , Monday through Friday, or at any time nit Saturdays, Sundays, or holidays, may be required to do so under such regulations as Landlord may impose. Landlord may exclude or expel any peddler.

(h) Tenant shall not overload any floor. Landlord may direct the time and instance of delivery, routing and removal of all items that are delivered to the Building for Tenant's use and may specify the location of safes and other heavy articles.

(i) Unless Landlord gives advance written notice, Tenant shall not install or operate any steam or internal combustion engine, machinery, refrigeration or heating device or air-condition apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use arty illumination other titan electric light, or use or permit to be brought into the Building arty flammable fluids such as gasoline, kerosene, naphtha, benzene and solvents, or any explosives, radioactive materials or other articles deemed extra-hazardous to life, limb or property except in a manner which would not violate any ordinance or regulation or any condition imposed by the standard fire insurance policy issued 11r office buildings in the municipality where the Building is located, or do or permit anything to be done, or keep or permit anything to be kept, in tire Premises, which would increase the fire or other casualty insurance rate on tire Building or the property therein, or which would result in insurance companies of good standing restating to insure the Building or air such property in amounts reasonably 5:11 is factory to Landlord. Tenant shall not rise the Premises for any illegal or immoral purpose.

(j) Tenant shall cooperate fully with Landlord to assure the effective operation of the Buildings air conditioning system, including tire closing of blinds and drapes, and if windows and operable to keep them closed when air-conditioning system is in use.

(k) Tenant shall not contract for any work or service which might involve tire employment of labor incompatible with the Building employees or contractors doing work or performing services by or on behalf of Landlord.

(l) The sidewalks, halls, passages, exits, entrance, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways and roof arc flat for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall he prejudicial to the safety, character reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant and no employees or invites of any tenant shall go upon the roof or into the mechanical room of the Building.

(m) Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

(n) With respect to the Premises and the Building Common Area, Tenant shall see that the doors, and windows, if operable, are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off so as to prevent waste or damage. Tenant shall, upon Landlord's request, install seven-day time clocks to automatically shut off any equipment installed by Tenant which, by its nature, is not shut off by Tenant's employees at the end of each business day, but specifically excluding Tenant's
                                             -----------------------------------
computer  servers  and  the  like.
---------------------------------

(o) There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. All removals, or time carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its Manager may determine from time-to-time. The Landlord reserves time right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any or these Rules and Regulations or the lease of which these Rules and Regulations are a part.

(p) All parking areas in or about the Building provided by Landlord shall be subject to the exclusive control and management of the Landlord. Tenant's their employees, agents and visitors shall park only in areas designated by Landlord front time-to-time.

(q) Tenant and its employees, agents, customers, visitors and other invitees shall he prohibited from smoking cigarettes or any other tobacco product in any of the Building Common Areas or in any of the Outside Common Areas adjacent to any Building entrances or exits.

(r) Tenant (not including subsidiaries clients and associates) is hereby given the non-exclusive right, in common with all other tenants of the Building, to use the conference room, if any, located in the Building. If the Tenant wishes to reserve such conference room for Tenant's use, Tenant shall contact Landlord's management office at Landlord's address shown on page 1 of this Lease or any other address provided by Landlord or Landlord's agent, and shall inform Landlord's management office of the date and time that Tenant wishes to use such conference room. If the conference room is available at such date and time, Landlord shall reserve the conference room for Tenant's use at such date and time; if such conference room is not available, Landlord and Tenant shall determine if another date and time agreeable to Tenant is available. It Tenant has reserved the conference room and then finds that it does not require the conference room at the reserved date and time, Tenant shall promptly call Landlord's management office to cancel Tenant's reservation of the conference room. Tenant's use of the conference room shall be subject to the following:

     A. Landlord may, at its sole discretion, take steps to insure that there is equitable use of the conference room among the tenants of the Building;

     B. Landlord reserves the right to (i) regulate the hours the conference room shall be available for use (ii) impose a charge for use of the conference room beyond the hours contained in Article 20 of this Lease and (iii) hereafter, from time-to-time, impose other reasonable rules pertaining to the conference room;

     C. After use by Tenant, the conference room shall be left in a neat and orderly condition which shall include but not be limited to the removal of all materials, equipment, clothing, papers, food and catering materials; and

     D. Failure of Tenant to abide by these rules regarding the conference room and other rules the Landlord may from time-to-time impose, shall result in the suspension of Tenant's right to use the conference room.

(s) Tenant, its representatives and agents shall not dispose of any trash whatsoever in any of Landlord's construction dumpsters which may be located on or in the Common Area.

(t) Tenant shall breakdown all corrugated cardboard boxes (these are recyclable) before placing such boxes out for removal.

(u) Tenant shall design and construct its Premises in accordance with the requirements of The Americans with Disabilities Act.

                                    EXHIBIT F

                                GUARANTY OF LEASE

                              Intentionally deleted.

                                    EXHIBIT G

                          STIPULATION OF TERM OF LEASE

AGREEMENT  made  this  3rd  day  of  2000  by and between the following parties:


Landlord     375  Woodcliff  Drive  Company,  LLC,  a  limited liability company organized and existing under the laws of the State of New York with its mailing address for notices and a principal office at:

                            c/o  The  Widewaters  Group.  Inc.
                            5786  Widewaters  Parkway
                            P.O. Box 3
                            DeWitt,  New  York  13214-0003
                            Attention:     Lease  Administration

hereinafter  referred  to  as  the  "Landlord",  and


Tenant:     LOGISOFT.,  a  corporation  organized and existing under the laws of the State of NEW YORK-with a Fed. Tax ID number of 16-1462161 and its principal office or residence at:

6605  Pittsford.  Palmyra  Road
Pittsford,  New  York  14450
Attn.:     Rob  Lamy

hereinafter  referred  to  as  the  "Tenant".


     WHEREAS. Landlord and Tenant have entered into a lease dated the 3rd day of March 2000, relating to Premises located at 375 Woodcliff , as more fully described in said Lease; and

     WHEREAS, Landlord and Tenant now desire to stipulate and agree to the Term Commencement Date of the tem as defined in the Lease.

     NOW THERFORE. it is hereby mutually stipulated and agreed by the ponies hereto that the Term Commencement Date under the aforesaid Lease is the 1st Day of 2000 and that the initial term expires on the 1stday of November, 2005 is Further agreed and stipulated by Tenant that Tenant hereby accepts or has accepted the Premises, that it is in possession of the Premises, and that the Lease is in full force and effect.


     IN WITNESS Whereof, the parties hereto have executed this Stipulation of Term of tease as of the date first above written.

LANDLORD:                                TENANT:
375  Woodcliff  Drive  Company.  LLC     Logisoft  Corp.

By: /s/ Joseph R. Scuderi                     By:  /s/  Robert Lamy
    -------------------------                      -------------------
Joseph R. Scuderi                             name: Robert Lamy
Authorized  Person                            title: President

                                              LORI  MINER
                                      Notary Public. Sate of New, York
                            Monroe  County  My,  Commission  expires 12/31/2000


                                    EXHIBIT G

                           (Acknoledgment of Landlord)
STATE  OF  NEW  YORK
                                      SS.:
COUNTY  OF  ONONDAGA

On  the  __________  day of ___________________ in the year 2000, before me, the undersigned,  a  Notary Public in and for said State, personally appeared Josedh
R. Scuderi, personally known to me proved to me on the basis of sattifctory evtdencc to he the individual whose name is subscribed to the within instrument and acknowledged to me that he executed tire same in his capacity, and that by his signature on tire in~tnrmeirt, tire individual, or the person upon behalf of which tire individual acted, executed tire instrument.


                                  Notary Public



                          (Acknowledgment of Landlord)


STATE  OF  NEW  YORK
                                      SS.:
COUNTY  OF  Monroe

On the 3rd day of March in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared, personally known to me or proved to me on he basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the satire in his/her/their capacity(ies). and that by he/she/their signature(s) on the instrument in the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                  /s/  Lori Miner
                                  ---------------
                                  Notary Public